SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
       of the Securities Exchange Act of 1934, as amended
                    (Amendment No. ________)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                 ENVIRONMENTAL PLUS, INCORPORATED
        (Name of Registrant as Specified In Its Charter)

           (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

   * Set forth amount on which the filing is calculated and state how it was determined.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                ENVIRONMENTAL PLUS, INCORPORATED
                         Route 1, Box 41
                      Overton, Texas  75684

                         March 25, 1998

Dear Shareholder:

     You are cordially invited to attend the special meeting of Shareholders (the "Special Meeting") of Environmental Plus, Incorporated, a Texas corporation (the "Company"), which will be held on April 17, 1998, at 10:00 a.m., local time, at Route 1, Box 41, Farm Road 2089, Overton, Texas 75684.

     At this important Special Meeting, you will be asked to consider and vote upon (i) a proposal to approve and adopt amendments to the Articles of Incorporation of the Company (the "Proposed Amendment") to (A) effect a reverse stock split in which each share of Common Stock currently issued and outstanding or held in treasury would be reclassified and exchanged into one-tenth (1/10) of a share of new Common Stock of the Company (the "Reverse Stock Split"), thereby reducing the number of issued and outstanding shares of Common Stock of the Company from 40,433,549 to 4,043,354 (adjusted for the rounding of any fractional shares up to the nearest whole share), and the par value of each share of the Company's Common Stock would be increased from $0.001 to $0.01 per share, and (B) change the name of the Company to "TTI Industries, Incorporated" and (ii) a proposal to approve the Company's sale (the "Proposed Disposition") of substantially all of its assets resulting from its sale of the capital stock of (a) Gulf Coast Towers, Inc., a wholly owned subsidiary of the Company ("GCT"), to George Davis, Chairman of the Board of the Company ("Davis"), in exchange for all of his outstanding shares (599,000 shares) of the Company's Series A convertible preferred stock, $1.00 par value per share (the "Preferred Stock"), which were issued in connection with the Company's acquisition of the assets currently operated by GCT from Mr. Davis, and (b) FireZap, Inc., a wholly and subsidiary of the Company ("FZI"), to H. Wayne Franklin in exchange for all of his outstanding shares (150,000 shares) of Company Preferred Stock which were issued in connection with the Company's acquisition of FZI from Mr. Franklin.

     The Proposed Amendment and the Proposed Disposition are more completely described in the accompanying Proxy Statement.

     AT THE DIRECTORS MEETING HELD TO CONSIDER THE PROPOSED AMENDMENT AND THE PROPOSED DISPOSITION, THE DIRECTORS OF THE COMPANY CAREFULLY CONSIDERED AND APPROVED EACH PROPOSAL AS BEING IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSALS TO APPROVE AND ADOPT THE PROPOSED AMENDMENT AND APPROVE THE PROPOSED DISPOSITION.

     The Proposed Amendment and Proposed Disposition are conditions precedent to the consummation of a Stock Purchase Agreement dated as of January 15, 1998, pursuant to which the controlling shareholders of the Company have agreed to sell a controlling interest (an approximate 58% interest) of the Company, which is intended to be consummated immediately following the approval of the Proposed Amendment and Proposed Disposition. Please see the accompanying Proxy Statement for additional information regarding the Stock Purchase Agreement, a copy of which is attached thereto in its entirety as Appendix B.

     The affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of the Company's Common Stock is necessary to approve each of the Proposed Amendment and Proposed Disposition. Abstentions and broker non-votes will have no effect on the approval of this Proposed Amendment or Proposed Disposition. Pursuant to the Texas Business Corporation Act ("TBCA"), shareholders who vote against the Proposed Disposition and comply with the detailed provisions contained in Articles
5.12 and 5.13 of the TBCA will be entitled to dissent from the Proposed Disposition and the seek payment of the fair value of their shares of Company Common Stock.

                ENVIRONMENTAL PLUS, INCORPORATED


Shareholders
March 25, 1998
Page 2


A copy of Articles 5.12 and 5.13 of the TBCA is reproduced as Appendix A to the attached Proxy Statement. Shareholders wishing to dissent from the Proposed Disposition should read such materials carefully.

     The Board of Directors recognizes that the Proxy Statement is a lengthy document. However, this document necessarily results from the need to furnish you with appropriate information. Accordingly, the Board of Directors requests that you carefully review these materials before completing the enclosed Proxy Card. SIGNED BUT UNMARKED PROXY CARDS RETURNED BY SHAREHOLDER WILL BE DEEMED TO BE A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT AND PROPOSED DISPOSITION. ACCORDINGLY, SHAREHOLDERS RETURNING SIGNED BUT UNMARKED PROXY CARDS WILL WAIVE THEIR DISSENTERS' RIGHTS.

     Should you require assistance in completing your Proxy Card or if you have any questions about the voting procedure or the accompanying Proxy Statement, please feel free to contact the Company at Route 1, Box 41, Overton, Texas 75684 (telephone
(903) 834-6965).


                              Very truly yours,





                              George Davis,
                              Chairman of the Board

                Environmental Plus, Incorporated
                         Route 1, Box 41
                      Overton, Texas  75684

                          _____________

                    NOTICE OF SPECIAL MEETING
                         OF SHAREHOLDERS
                    TO BE HELD APRIL 17, 1998

To the Shareholders of Environmental Plus, Incorporated:

     Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Environmental Plus, Incorparated, a Texas corporation (the "Company"), will be held at the Company's offices at Route 1, Box 41, Farm Road 2089, Overton, Texas on April 17, 1998, at 10:00 a.m. C.D.T., for the purpose of considering and voting upon the following:

     1. A proposal to approve and adopt amendments to the Articles of Incorporation of the Company (the "Proposed Amendment") to (i) effect a reverse stock split in which each share of common stock of the Company currently issued and outstanding or held in treasury would be reclassified and exchanged into one-tenth (1/10) of a share of new Common Stock of the Company (the "Reverse Stock Split"), thereby reducing the number of issued and outstanding shares of Common Stock of the Company from 40,433,549 to 4,043,354 (adjusted for the rounding of any fractional shares up to the nearest whole share), and the par value of each share of the Company's Common Stock would be increased from $0.001 to $0.01 per share, and (ii) change the name of the Company to "TTI Industries, Incorporated."

     2. A proposal to approve the Company's sale (the "Proposed Disposition") of substantially all of its assets resulting from its sale of the capital stock of (a) Gulf Coast Towers, Inc., a wholly owned subsidiary of the Company ("GCT"), to George Davis, Chairman of the Board of the Company ("Davis"), in exchange for all of his outstanding shares (599,000 shares) of the Company's Series A convertible preferred stock, $1.00 par value per share (the "Preferred Stock"), which were issued in connection with the Company's acquisition of the assets currently operated by GCT from Mr. Davis, and (b) FireZap, Inc., a wholly and subsidiary of the Company ("FZI"), to H. Wayne Franklin in exchange for all of his outstanding shares (150,000 shares) of Company Preferred Stock which were issued in connection with the Company's acquisition of FZI from Mr. Franklin.

     3. Such other business as may properly come before the meeting or any other adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 12, 1998 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. The affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of the Company's Common Stock is necessary to approve each of (a) the Proposed Amendment to effect the Reverse Stock Split and change of the Company's name, and (b) the Proposed Disposition to effect the sale of substantially all of the Company's assets. Shareholders are being asked to approve the sale of the capital stock of GCT and FZI as a part of one approval, and are not being requested, and will not be entitled, to separately approve each disposition.

     Pursuant to the Texas Business Corporation Act ("TBCA"), holders of Company Common Stock who vote against the Proposed Disposition and comply with the detailed provisions of Articles
5.12 and 5.13 of the TBCA will be entitled to dissent from the Proposed Disposition and to seek payment of the "fair value" of their shares of Company Common Stock. Because an executed Proxy Card will be voted "FOR" the Proposed Disposition unless otherwise specified, a shareholder returning a signed but unmarked Proxy Card will waive his or her right to dissent from the Proposed Disposition. A copy of Articles 5.12 and 5.13 of the TBCA is reproduced as APPENDIX A to the attached Proxy Statement. Shareholders wishing to dissent from the Proposed Disposition should read such materials carefully.

     YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY
STATEMENT.

     Whether or not you expect to attend the Special Meeting in person, you are urged to mark, sign and date the enclosed form of proxy and return the same promptly so that your shares of stock may be represented and voted at the meeting. The proxy may be revoked at any time prior to the vote at the Special Meeting by following the procedures set forth in the Proxy Statement.

     The approval and adoption of the proposals set forth in the Proxy Statement are conditions precedent to the consummation of a Stock Purchase Agreement dated as of January 15, 1998, pursuant to which George Davis, J. D. Davenport, Charles White, GD/JD, Inc. (an entity owned by Messrs. Davis and Davenport) and Northport Management Group, Inc. (an entity owned by Mr. Davenport) have agreed to sell to Terminator Technologies, Inc., AMJ Resources, Inc. or their assigns approximately 58% of the then outstanding shares of Company Common Stock. Mr. Davis serves as the Chairman of the Company and Mr. Davenport serves as its President. Messrs. Davis, Davenport and White comprise all of the Company's directors. Upon the consummation of the Stock Purchase Agreement, Messrs. Davenport and White have agreed to resign from Company's Board of Directors and Frank W. Harrison, Sr. and Joe Nicholson ("Director Appointees") will be appointed to serve in their stead until the Company's next annual meeting of shareholders and until their successors are duly qualified and elected. Mr. Davis is expected to continue to serve as a director of the Company, but will resign as Chairman of the Board.

     THE PROPOSED AMENDMENT AND PROPOSED DISPOSITION ARE INTENDED TO BE EFFECTED IMMEDIATELY PRECEDING THE CLOSING UNDER THE STOCK PURCHASE AGREEMENT. IN THE EVENT THAT THE STOCK PURCHASE AGREEMENT IS TERMINATED FOR ANY REASON, WHETHER BEFORE OR AFTER SHAREHOLDER APPROVAL OF THE PROPOSALS SET FORTH HEREIN AND IN THE ACCOMPANYING PROXY STATEMENT IS OBTAINED, THE BOARD OF DIRECTORS INTENDS TO ABANDON THE PROPOSED AMENDMENT AND PROPOSED DISPOSITION.

     ALTHOUGH NEITHER YOUR VOTE NOR APPROVAL OF THE DIRECTOR APPOINTEE'S IS BEING SOUGHT OR IS REQUIRED, THE COMPANY IS REQUIRED TO PROVIDE ITS SHAREHOLDERS A WRITTEN INFORMATION STATEMENT AT LEAST TEN (10) DAYS PRECEDING THE EFFECTIVE DATE FOR A CHANGE OF THE MAJORITY OF ITS DIRECTORS CONTAINING INFORMATION REGARDING SUCH NEW DIRECTOR'S QUALIFICATIONS AND OTHER MATTERS. YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT FOR THE QUALIFICATIONS OF EACH DIRECTOR APPOINTEE.

     PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
IN THE ENCLOSED ENVELOPE.  YOUR PROMPT RESPONSE WILL BE
APPRECIATED.

                              By Order of the Board of Directors





                              George Davis
                              Chairman of the Board

Overton, Texas
March 25, 1998

                         PROXY STATEMENT

                               for

                ENVIRONMENTAL PLUS, INCORPORATED
                         Route 1, Box 41
                      Overton, Texas  75684
                          _____________


                 SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD APRIL 17, 1998


     This Proxy Statement and accompanying appendices and other materials are being furnished in connection with the solicitation of proxies by the Board of Directors of Environmental Plus, Incorporated, a Texas corporation (the "Company"), to be used at a Special Meeting of shareholders to approve proposed amendments to the Company's Articles of Incorporation to effect a reverse stock split and name change and to approve the proposed disposition of substantially all of the Company's assets.




     The proxies solicited hereby for the Special Meeting may be revoked, subject to the procedures described herein, at any time up to and including the date of the Special Meeting.




     This Proxy Statement and the accompanying appendices and Proxy Card are first being mailed to the Shareholders of Environmental Plus, Incorporated on or about March 23, 1998.














       This date of this Proxy Statement is March 25, 1998

                        TABLE OF CONTENTS

                                                             Page
                                                             ----

SOLICITATION AND REVOCATION OF PROXIES........................1

VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS......................2
  General.....................................................2
  Quorum and Voting...........................................2
  Rights of Dissenting Shareholders...........................2
  Security Ownership of Principal Shareholders
    and Management............................................3

INFORMATION CONCERNING THE COMPANY............................5
  Business....................................................5
  Recent Events...............................................6
  Market for Common Equity and Related
    Shareholder Matters.......................................7
  Management's Discussion and Analysis or
    Plan of Operation.........................................7
  Management..................................................10
  Executive Compensation......................................11
  Employment Agreements and Change In Control
    Arrangements..............................................12
  Section 16(a) Reporting.....................................12
  Certain Relationships And Related Transactions..............12

PROPOSAL NO. 1 ITEM 1 ON PROXY
APPROVAL AND ADOPTION OF AN AMENDMENT OF THE
COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT
A REVERSE STOCK SPLIT AND NAME CHANGE.........................13
  Reverse Stock Split.........................................13
  Change of Name..............................................15

PROPOSAL NO. 2 ITEM 2 ON PROXY
DISPOSITION OF GULF COAST COOLING TOWER SERVICES, INC.
AND FIREZAP, INC..............................................16
  Background of the Proposed Disposition......................16
  Reasons for the Proposed Disposition........................17
  Regulatory Approvals........................................17
  Accounting Treatment........................................17
  Federal Income Tax Consequences.............................17
  Pro Forma Financial Information.............................17
  Interested Parties..........................................18
  Material Differences in Rights of Security Holders..........18
  Accountants.................................................18
INDEX TO FINANCIAL STATEMENTS.................................F-1
APPENDIX A - TBCA ARTICLES 5.12 AND 5.13......................A-1
APPENDIX B - STOCK PURCHASE AGREEMENT.........................B-1
APPENDIX C - AMENDED AND RESTATED ARTICLES OF INCORPORATION...C-1

             SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement and the accompanying proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Environmental Plus, Incorporated, a Texas corporation (the "Company"), for use at a Special Meeting of Shareholders of the Company (the "Special Meeting") to be held at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders and any adjournment(s) thereof. The Proxy Statement also contains information regarding the anticipated new directors of the Company that are anticipated to serve following the consummation of the Stock Purchase Agreement (defined below). The approval of the proposals set forth herein are conditions precedent to the consummation of the Stock Purchase Agreement. See "Information Regarding the Company - Recent Events" for a discussion of the terms of the Stock Purchase Agreement.

     The proxy, which is enclosed with this Proxy Statement and Notice of Meeting, contains a space where each shareholder may indicate whether the shareholder chooses to vote his or her shares for or against or to abstain from voting on each of the proposals set forth therein, and to authorize the proxies to vote in their discretion with respect to any other proposal brought before the Special Meeting. If the proxy is returned to the Company and the shareholder specifies how the proxy is to be voted, it will be voted in accordance with such instruction. If the proxy is returned to the Company and no indication is given as to how the proxy is to be voted, the proxy will be voted by the persons named in the proxy at the Special Meeting: FOR the adoption and approval of amendments to the Company's Articles of Incorporation (the "Proposed Amendment") to effect a one for ten reverse stock split (the "Reverse Stock Split") and to change the name of the Company to "TTI Industries, Inc.," and FOR the approval of the sale of substantially all of the Company's assets (the "Proposed Disposition") resulting from the sale of the capital stock of Gulf Coast Towers, Inc. ("GCT") and FireZap, Inc. ("FZI"), each of which is a wholly-owned subsidiary of the Company. If any other matters properly come before the Special Meeting the proxies will vote upon such matters according to their judgment.

     The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the person giving the proxy has the power to revoke it at any time before it has been exercised either by furnishing the Secretary of the Company at the Company's offices at Route 1, Box 1, Overton, Texas 75684 written notice of revocation, by properly executing and submitting a subsequently dated proxy or by attending the meeting and voting in person. No such notice of revocation or later-dated proxy will be effective, however, until received by the Company at or prior to the Special Meeting. Mere attendance at the Special Meeting will not of itself revoke the proxy.

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the terms of the Stock Purchase Agreement among Terminator Technologies, Incorporated ("TTI") and AMJ Resources, Inc. ("AMJ" and collectively, with TTI and their designated assignees referred to as "Buyer"), George Davis, J. D. Davenport, GD/JD, Inc. (an entity owned by Messrs. Davis and Davenport), Northport Management Group, Inc. (an entity owned by Mr. Davenport) and Charles White (collectively, the "Selling Shareholders"), and the Company dated as of January 15, 1998. Pursuant to the terms of the Stock Purchase Agreement, the Selling Shareholders have agreed to sell to Buyer approximately 58% of the outstanding shares of the Common Stock of the Company, following which Buyer would control the business affairs of the Company. The Board of Directors is soliciting proxies for the approval of the proposals set forth in the Proxy Statement to facilitate the closing under the Stock Purchase Agreement, which the Board of Directors anticipates will result in the Company becoming owned by a group of investors with greater access to capital resources and business plans for the Company. The expense of solicitation of the proxies for the Special Meeting, including the cost of mailing, will be borne by the Company. THE PROPOSED AMENDMENT AND PROPOSED DISPOSITION ARE INTENDED TO BE EFFECTED IMMEDIATELY PRECEDING THE CLOSING UNDER THE STOCK PURCHASE AGREEMENT. IN THE EVENT THAT THE STOCK PURCHASE AGREEMENT IS TERMINATED FOR ANY REASON, WHETHER BEFORE OR AFTER SHAREHOLDER APPROVAL OF THE PROPOSAL SET FORTH HEREIN IS OBTAINED, THE BOARD OF DIRECTORS INTENDS TO ABANDON THE PROPOSED AMENDMENT AND THE PROPOSED DISPOSITION.

     In addition to the use of the mails, the Company may request persons holding stock in their name or custody, or in the name of the nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and the Company will reimburse such person for their expense in so doing.

     To the extent necessary in order to assure sufficient representation at the Special Meeting, officers and regular employees of the Company and others regularly retained by the Company, at no additional compensation, will request the return of the proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely on how promptly proxies are received, and shareholders are urged to send their proxies without delay. In addition, the Company may make arrangements with brokers, nominees, fiduciaries and other custodians to reimburse them for their charges and expenses in forwarding proxy materials to the beneficial owners of the Company's stock. Management has no knowledge or information that any other person will specially engage any persons to solicit proxies.

            VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

General
-------

     The close of business on March 12, 1998 has been fixed as the record date (the "Record Date") for the determination of shareholders of the Company entitled to notice of and to vote at the Special Meeting and any adjournment(s) thereof. On that date there were outstanding and entitled to be voted at the Special Meeting 40,433,549 shares of the Company's common stock, $.001 par value (the "Common Stock"), constituting the only class of stock entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on each matter presented to the shareholders.

Quorum and Voting
-----------------

     In accordance with the Texas Business Corporation Act (the "TBCA") and the Bylaws of the Company, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum to transact business at the meeting. Abstentions (and broker nonvotes) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the shareholders, whereas broker nonvotes are not counted for purposes of determining whether a proposal has been approved. Assuming the presence of a quorum, the affirmative vote of the holders on the Record Date of two-thirds of the outstanding shares of Common Stock, represented in person or by proxy, at the Special Meeting is necessary for the approval of the Proposed Amendment and the Proposed Disposition and the affirmative vote of the holders on the Record Date of a majority of the outstanding shares of Common Stock, represented in person or by proxy at the Special Meeting is required to approve or ratify each of the other proposals to be presented at the Special Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum is present or represented. At any such adjournment meeting at which a quorum is present or represented, any business may be transacted at the meeting as originally notified.

Rights of Dissenting Shareholders
---------------------------------

     No shareholder will be entitled to exercise dissenters' rights with regard to the Proposed Amendment. However, holders of Company Common Stock will have the right to exercise dissenters' rights with respect to the Proposed Disposition. Pursuant to Articles 5.12 and 5.13 of the TBCA (the "Dissenters' Statute"), holders of record of Company Common Stock who object to the Proposed Disposition and who follow the procedures prescribed by the Dissenters' Statute will be entitled to receive a cash payment equal to the "fair value" of the shares of Company Common Stock held by them. Set forth below is a summary of the procedures holders of Common Stock must follow in order to exercise dissenters' rights under the TBCA. This summary does not purport to be complete and is qualified in its entirety by reference to the Dissenters' Statute (a copy of which, as of the date hereof, is attached to this Proxy Statement as Appendix A) and to any amendments to, or modifications of, such provisions as may be adopted after the date hereof.

     Any holder of Common Stock contemplating the possibility of objecting to the Proposed Disposition should carefully review the text of APPENDIX A (particularly the specified procedural steps required to perfect their dissenters' rights) and should consult as appropriate with such holder's legal counsel. These rights will be lost if the procedural requirements of the Dissenters' Statute are not fully and precisely satisfied.

     Under the Dissenters' Statute, any holder of Common Stock who files with the Company, prior to the taking of the vote with respect to the Proposed Disposition at the Special Meeting, a written objection to the proposed action and stating that the shareholder will exercise its right of dissent if the action is effective and who complies with the other applicable procedural requirements of the Dissenters' Statute, shall be entitled, if the Proposed Disposition is consummated, to receive a cash payment of the fair value of such shares. However, a shareholder who votes such holder's Common Stock against approval of the Proposed Disposition will not, solely by virtue of such vote, satisfy the notice requirement referred to above. Further, because an executed Proxy Card will be voted "FOR" the Proposed Disposition unless otherwise specified, a shareholder returning a signed but unmarked Proxy Card will waive his or her right to dissent from the Proposed Disposition.

     Written notices of the intent to exercise dissenters' rights must be sent to the Company at Route 41, Box 1, Overton, Texas 75684, Attn: George Davis, prior to the taking of the vote at the Special Meeting. A HOLDER OF COMMON STOCK WHO DOES NOT SATISFY EACH OF THE REQUIREMENTS OF THE DISSENTERS' STATUTE WILL NOT BE ENTITLED TO EXERCISE ANY RIGHTS OF DISSENT UNDER THE PROVISIONS OF THE TBCA.

     No later than ten (10) days after the Proposed Disposition is effected, Company must deliver or mail to each dissenting shareholder written notice that the action has been effected and the shareholder may, within ten (10) days from the delivery or mailing of such notice, make written demand on the Company for the payment of the "fair value" of such shareholder's shares.
The demand must state the number and class of shares owned by the shareholder and the "fair value" of the shares as estimated by the shareholder. Any shareholder failing to make demand within the 10-day period shall be bound by the Company's action. Not later than twenty (20) days after making such written demand, each holder of Common Stock who exercising dissenters' rights must submit to the Company the certificate or certificates representing such holder's shares of Common Stock for notation thereon that such demand has been made. Upon making a demand for value, a holder of Common Stock shall have no rights in the Company by virtue of holding such shares, other than the right to receive fair value for such shares.

     Within twenty (20) days after receipt by the Company of a demand for payment made by the dissenting shareholder, the Company shall either accept the amount claimed in the demand or provide the shareholder with the Company's estimate of the "fair value" of the shares, in either case, along with an offer to pay either the agreed or offered amount within ninety (90) days after the date on which the action was effected (upon the surrender of any certificates representing such shares, duly endorsed).

     If within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the Company, payment shall be made within ninety (90) days after the date the action was effected (upon the surrender of any stock certificates, duly endorsed). If the Company and shareholder do not so agree within such 60-day period, then either party may, within sixty (60) days after the expiration of such 60-day period, seek a judicial determination of the fair value of the shareholder's shares. The court shall then determine which shareholders have properly complied with the provisions of Article 5.12 and shall appoint one or more qualified appraisers to determine that value.

     The term "fair value" as used in the Dissenters' Statute will be determined as of the day prior to the day of the Special
Meeting and will exclude any appreciation or depreciation resulting from the Proposed Disposition.

Security Ownership of Principal Shareholders and Management
-----------------------------------------------------------

     The following table shows as of the Record Date the number of shares beneficially owned by each director, each Director Appointee, each executive officer of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Information regarding Director Appointees is being provided to comply with Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended.

                             Amount and Nature
    Name and Address           of Beneficial
  of Beneficial Owner           Ownership(1)         Percent of Class
------------------------     ------------------      ----------------
Northport Management            11,652,500               28.8%
  Group, Inc.
607 South Garland
Overton, Texas  75684

J. D. Davenport(2)
607 South Garland
Overton, Texas  75684           11, 652,500              28.8%

GD/JD, Inc.
Route 1, Box 41
Overton, Texas  75684             340,000                 0.9%

George Davis(3)
Route 1, Box 41
Overton, Texas  75684           12,925,000               31.5%

Charles I. White
P.O. Box 749
Bentonville, Arkansas 72712      3,774,000                9.3%

Frank W. Harrison, Sr.
3838 Oak Lawn, Suite 1000                0                0.0%
Dallas, Texas 75129(4)

Joe Nicholson(4)
2025 Oakmeadow Drive
Bedford, Texas  76021                    0                0.0%

All  executive  officers
and directors as a              28,351,500               69.1%
group (consisting of
three persons)(5)

_______________________
(1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, based upon 40,433,519 shares of Company Common Stock outstanding as of February 28, 1998. Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.
(2) Mr. Davenport is the sole shareholder, director and officer of Northport Management Group, Inc., ("Northport") and therefore may be deemed to be the beneficial owner of the shares held by Northport. Mr. Davenport exercises sole voting and investment power with regard to such shares.
(3) Includes 599,000 shares of the Company's Preferred Stock owned by Mr. Davis, which is convertible on a one-for-one basis into Company Common Stock.
(4) Messrs. Harrison and Nicholson are anticipated to be appointed directors of the Company in lieu of Messrs. Davenport and White upon the closing under the Stock Purchase Agreement. Mr. Davis is anticipated to continue to serve as a director of the Company.
(5) Includes shares held directly or indirectly by Messrs. Davis, Davenport and White.

               INFORMATION CONCERNING THE COMPANY

Business
--------

     GENERAL. Environmental Plus, Incorporated (the "Company") is in the business of the construction and repair of industrial cooling towers, primarily in Texas, Louisiana and Arkansas, for electric utility companies; and the marketing of a fire retardant foam as a fire fighting device for industrial use. These activities are the result of the acquisition of FZI and the business operations of Gulf Coats Cooling Tower Services, Inc. ("GCCCT") during 1996.

     In November 1995, the Company's majority shareholder sold its shares comprising 90.01% of the issued and outstanding common stock of the Company to Environmental Plus, Incorporated, which subsequently changed its name to GD/JD, Inc. Effective March 12, 1996, Messrs. George Davis and J. D. Davenport, the new majority shareholders of the Company were elected as Directors of the Company to fill existing vacancies. In April 1996, Mr. James Harris, the only remaining Director elected by the former shareholder group resigned. On May 23, 1996, the Board of Directors elected J. D. Davenport as President of the Company, George Davis as Chairman of the Board of Directors, Secretary and Treasurer of the Company and Charles I. White as Vice President as well as a Director of the Company. The Directors were also authorized to interview certified public accounting firms to perform all required auditing, tax and audit work for the 1996 fiscal year. Additionally, on May 23, 1996, the Directors voted to form a subsidiary of the Company under the name of Gulf Coast Towers, Inc.

     On June 1, 1996, the Company acquired 100% of the issued and outstanding common stock of FZI. The consideration for the stock of FZI included 450,000 shares of the Company's Preferred Stock. The purchase agreement between the Company and FZI also provided for certain contingent payments of an additional 450,000 shares of the Company's Preferred Stock if FZI had net revenues for the 12 months ending June 1, 1997 of $900,000 or greater. The acquisition resulted in FZI becoming a wholly owned subsidiary of the Company. Effective July 9, 1997, because FZI did not meet certain sales levels, the FZI holders of 300,000 shares of the Company's Preferred Stock agreed to cancel their shares, thus leaving only 150,000 shares of the Preferred Stock outstanding as a result of the FZI transaction. The Company's Preferred Stock is convertible on a share for share basis into Company common stock. FZI is in the business of marketing a fire retarding foam as a fire fighting device for industrial use. FZI, a Texas corporation, was incorporated in January 1996. It was founded for the purpose of marketing products produced by Fire Response Systems International, Inc. of Houston, Texas. These products are known as Aqueous Film Forming Foam ("AFFF") and are used by fire fighters in cities, forests, agriculture, aviation, maritime and other fire fighting application. Three basic products are offered to FZI's customers, two of which are sold under the name of Fire Away and Fire Choke and are designed to quench or choke the fire by cutting off the oxygen. The Fire Quench product market by the Company is produced by the Texas Department of Corrections and may only be sold to tax supported entities. Like the other two products, it is biodegradable and noncorrosive.
FZI has the exclusive right to market these products in the United States.

     FZI believes that it has a price advantage in the market it serves as well as current environmental impact approval. FZI also believes that its products meet the current guidelines of the Department of Defense, the Environmental Protection Agency and the General Service Administration.

     Factory capacity is more than adequate to supply all the product needed. Each of the producers are able to expand on very short notice. All prices on the products are F.O.B., but FZI has favorable rates with various freight lines. Additionally, significant inventory can be achieved at no cost on Fire Quench since the Texas Department of Corrections will ship the product on consignment, with billing occurring when the products are used. As of the fiscal year ended August 31, 1997, FZI contributed no significant income to the Company.

     Effective July, 1996, the Company acquired substantially all of the assets of GCCTS from Mr. Davis. The value of the assets acquired by the Company from GCCTS was $465,600 for which the Company paid 599,000 shares of the Company's Preferred Stock.
The acquisition resulted in the continuation of the business underlying the assets (through the Company's subsidiary), which is construction repair of industrial cooling towers primarily in Texas, Louisiana and Arkansas for electric utility companies and related consulting services.

     On January 15, 1998, the Company, the Selling Shareholders and the Buyer entered into the Stock Purchase Agreement, as a result of which Buyer would become the new controlling shareholder of the Company through the purchase of the majority of the Company's outstanding shares of common stock from the Selling Shareholders. The Stock Purchase Agreement is subject to various closing conditions, including the completion and satisfaction of various covenants by the Company and the shareholder approvals set forth herein. If the Stock

Purchase Agreement closes, the Company's operations are expected to completely change prior to the end of fiscal 1998. See
"Information Regarding the Company - Recent Events."

     Gulf Coast Towers, Inc., a wholly owned subsidiary of the Company ("GCT"), which operates the business of GCCTS and is located in Overton, Texas. It is in the business of constructing and repairing industrial cooling towers primarily in Texas, Louisiana and Arkansas. Its customers are generally in utility, petro chemical and oil refining industries.

     As of February 10, 1998, the Company had six (6) full time employees.

     PROPERTIES. The principal office of the Company is in Overton, Texas. The Company obtained property at 701 Industrial Blvd. in Borger, Texas which consists of 3.98 acres with a warehouse and three (3) offices, and a warehouse and offices at 2227 Lake Road in La Marque, Texas when it purchased the assets of GCCTS. The current facilities are suitable and adequate to meet the Company's needs.

     LEGAL PROCEEDINGS. The Company is not involved in any material legal proceedings.

Recent Events
-------------

     The Company has incurred operating losses over the last two
(2) years which raises substantial doubt about the Company's ability to continue as a going concern. Effective January 15, 1998 and as part of management's plan to have the Company continue to operate in the foreseeable future, the Company entered into the Stock Purchase Agreement. Pursuant to the terms of the Stock Purchase Agreement, Buyer will become the new controlling shareholder(s) and control group of the Company, through the purchase of the majority shares of the Company from the Selling Shareholders, who are also present management shareholders. The Stock Purchase Agreement is subject to completion and satisfaction of several covenants and conditions as more fully set out in the Stock Purchase Agreement. As part of the conditions, among other things, the Company will be required to consummate the Reverse Stock Split. The Company currently has 40,433,549 ($.001 par value) shares of common stock and 749,000 ($1.00 par value) shares of preferred stock issued and outstanding. After the Reverse Stock Split and the Proposed Disposition, the Company will have no shares of Preferred Stock and 4,043,354 ($.01 par value) shares of common stock, subject to adjustment to reflect the exchange of one whole share of common stock for each fractional share resulting from the Reverse Stock Split, issued and outstanding. TTI or its designee will own approximately 2,362,282 (approximately 58%) of the issued and outstanding common stock.
The Selling Shareholders and the Company will receive $105,003 and $20,000, respectively, as proceeds from the sale of shares and warrants to Buyer.

     In addition, subject to shareholder approval of the Proposed Disposition, the Company will sell substantially all of its assets (a) to Mr. George Davis in exchange for Mr. Davis' transfer to the Company of 599,000 shares of preferred stock ($1.00 par value) presently owned by Mr. Davis and (b) to H. Wayne Franklin in exchange for Mr. Franklin's transfer to the Company of 150,000 shares of preferred stock owned by Mr. Franklin. Additionally, Buyer will purchase from the Company a warrant to purchase up to 1,500,000 additional common shares at $0.04445 per share following the Reverse Stock Split.

     TTI has virtually no business operations. Buyer plans to operate the Company as a holding company and acquire through subsidiaries rights to develop and market inventions, none of which have yet been acquired.

     A copy of the Stock Purchase Agreement is attached as APPENDIX B to this Proxy Statement and is incorporated herein by reference.

Market for Common Equity and Related Shareholder Matters
--------------------------------------------------------

     The common stock of the Company has traded from time to time on the over-the-counter market. Due to the infrequency of trades during the past three years, the Company does not believe that there is an established public trading market for its common stock.

     As of August 31, 1997, there were 1,512 holders of record of the Company's common stock. There have been no dividends paid or declared since the inception of the Company, and the Company's present financial condition does not permit the payment of dividends. The Company cannot predict when, if at all, it will commence payment of dividends.

Management's Discussion and Analysis or Plan of Operation
---------------------------------------------------------

RESULTS OF OPERATIONS FOR THE YEARS ENDED AUGUST 31, 1996 AND
1997.

     OVERVIEW. The Company's results of operations for fiscal 1996 and 1997 were significantly affected by the Company's acquisition of substantially all of the assets of GCCTS in 1996. Virtually all of the Company's revenues for fiscal 1997 were derived from operations resulting from this acquisition. The Company has incurred operating losses over the past two (2) years which raises substantial doubt about its ability to continue as a going concern.

     GCT, a wholly owned subsidiary of the Company, undertakes the Company's business of construction and repair of industrial cooling towers, primarily in Texas, Louisiana and Arkansas. GCT has entered into a maintenance contract with a Texas public utility company through December 31, 1997. This contract provided sufficient revenue during the period through August 31, 1997 to service all debt and pay all expenses of GCT's business. GCT is engaged in active bidding for similar contracts with other utility and petro chemical companies.

     The Company does not believe that it will have to make any material commitments for capital expenditures during the next twelve months with respect to GCT's business as it anticipates that income from operations will be a sufficient source of funds to meet all capital needs.

     GCT's need for employees fluctuates with its contractual commitments to provide work and services. As a result, other than its executive officers who will receive no compensation until warranted by income, GCT has no full time employees. Any employees hired will be compensated on a job-by-job basis or in the form of commissions for sales.

     In 1996, the Company also acquired all of the issued and outstanding shares of common stock of FZI, which experienced very little activity in fiscal year 1997. Since FZI operations contributed little to the Company's revenues in fiscal 1997, any impact on the Company's overall revenue was insignificant. The Company believes that FZI's revenues for the next twelve months will be sufficient to meet all capital needs, including those necessary to continue FZI's research and development activities regarding specialized fire fighting products.

     The Company had no material commitments for capital expenditures as of the end of fiscal 1997 and anticipates that it will have no material commitments for capital expenditures during fiscal 1997 which cannot be met with revenues generated from operations.

     REVENUES.  Revenue from sales and other sources in fiscal
1997 was $528,662 compared to 129,770 in fiscal 1996. The sales revenue in fiscal 1996 and 1997 reflected the Company's acquisition of the assets of GCCTS, and to a much lesser degree
FZI.

     COSTS AND EXPENSES. Costs of sales in fiscal 1997 were $376,286 compared to $93,640 in fiscal 1996 reflecting the increased revenue. The increase in costs of sales in fiscal 1997 from fiscal 1996 resulted from the increase in revenue from sales during 1997. The general and administrative costs for fiscal 1997 were $241,667 compared to $30,426 in fiscal 1996. This increase resulted from an increase in professional fees (legal and accounting) to $97,716 for fiscal 1997 compared to $13,126 for fiscal 1996, an increase in bad debt allowance to $70,200 in fiscal 1997 compared to $0 in fiscal 1996, and the general increase in insurance, interest and bank charges and payroll taxes.

     OTHER OPERATING EXPENSES. During 1996, the officers of the Company determined that they would not take a salary until cash flow from operations permitted them to pay each of the three (3) officers $50,000. Therefore, no salaries were paid in fiscal 1997 or 1996. The SEC staff has determined that the historical statement of operations should reflect all costs of doing business. Accordingly, officers' salaries for 1996 and 1997 were imputed based on the actual number of months of operation during those periods. This expense is reflected in the 1997 and 1996 statements of operations and also as an increase to paid-in capital. Salaries and benefits for fiscal 1997 were imputed at $33,860 compared to $37,500 in fiscal 1996.

RESULTS OF OPERATIONS FOR THE THREE MONTH ENDED NOVEMBER 30, 1996
AND 1997.

          GENERAL. The Company's results of operations for the quarter ended November 30, 1997 were significantly affected by the Company's acquisition in July, 1996 of substantially all of the assets of GCCST. Virtually all of the Company's revenues for the quarter ended November 30, 1997 were derived from operations resulting from the GCCST acquisition. The Company has incurred operating losses over the past two (2) years which raises substantial doubt about its ability to continue as a going concern.


     GCT, a wholly owned subsidiary of the Company, undertakes the Company's business of construction and repair of industrial cooling towers, primarily in Texas, Louisiana and Arkansas. GCT has entered into a maintenance contract with a Texas public utility company which contract continued through December 31, 1997. This contract did not provide sufficient revenue to GCT during the quarter ended November 30, 1997 to service all debt and pay all expenses related to GCT's business. GCT is engaged in active bidding for similar contracts with other utility and petro chemical companies.

     LIQUIDITY AND CAPITAL RESOURCES. The Company's working capital deficit at November 30, 1997 was $(18,030) compared to a working capital deficit of $(24,798) at August 31, 1997. Cash and cash equivalent decreased to $2,556 at November 30, 1997, compared to $19,226 at August 31, 1997. The decrease in cash and cash equivalents was the result of the decrease in revenues and a reduction in trade accounts payable during the quarter ended November 30, 1997. During the quarter ended November 30, 1997, cash was used to fund normal working capital requirements, including efforts to market GCCT business. The trade accounts receivable at November 30, 1997 was $19,578 compared to $12,880 at August 31, 1997.

     The Company's inventory levels remained relatively constant at $53,375 and $53,128 as of November 30, 1997 and August 31,
1997, respectively.

     Trade accounts payable at November 30, 1997 decreased to $47,527 from $71,083 at August 31, 1997 as a result of decreased sales and payments made during the quarter.

     The Company made no capital acquisitions or improvement expenditures during the three month period ended November 30, 1997. While the Company is not anticipating any capital expenditures over the next three quarters with respect to its present operations, any funding for unexpected capital expenditures or improvements will be paid from cash flows generated through operating activities or additional sources of financing, if available. See "Information Regarding the Company
- Recent Events."

     No significant disposition of equipment occurred during the three month period ended November 30, 1997 and none is planned during the next three month period.

     RESULTS OF OPERATIONS. As discussed above, GCT has utilized the assets acquired from GCCST to continue the Company's business. GCT generated revenues during the quarter ended
November 30, 1997 pursuant to the maintenance contract with a Texas public utility company. As discussed above, the maintenance contract continued through December 31, 1997.

     FZI experienced some activity in the quarter ended November
30, 1997, but contributed virtually no income towards the Company's revenues for the quarter.

     Revenue from sales and other sources for the quarter ended November 30, 1997 was $17,703 and $8,568 respectively, compared to $221,753 and $7,500 in the first quarter of fiscal 1997. The decrease in sales revenue reflects a decline in the business operations of GCT.

     The costs of sales for the quarter ended November 30, 1997 was $10,522 as compared to $210,476 during the first quarter of
fiscal 1997.   The decrease in costs of sales is attributable to
the decrease in revenues during such periods.

     During 1996, the officers of the Company determined that they would not take a salary until cash flow from operations permitted them to pay each of the three officers $50,000. Salaries and benefits for the quarter ended November 30, 1997 was $10,806 as compared to an imputed $37,500 for the three months ended November 30, 1996. The SEC staff has determined that the historical statement of operations should reflect all costs of doing business. Accordingly, officers' salaries for 1996 were imputed based on the actual number of months in operation in 1996. No officers' salaries were paid during the quarter ended November 30, 1997.

     General and Administrative expenses, which includes salaries and benefits discussed above, decreased during the quarter ended
November 30, 1997 to $27,922 from $47,706 during the quarter ended November 30, 1996. This decrease is attributable to decreased sales activities during such periods.

     The Company has no material commitments for capital expenditures as of the end of its latest fiscal period. As further discussed below, the Company intends to change the focus of its operations.

NEW ACCOUNTING STANDARDS

     Effective September 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 establishes a new, fair value-based method of measuring stock-based compensation, but does not require an entity to adopt the new method for preparing its basic financial statements. For entities not adopting the new method for preparing basic financial statements, SFAS No. 123 requires disclosures in the footnotes of pro forma net earnings and earnings per share information as if the fair value-based method had been adopted. The Company expects no effect from the adoption of this new standard.

     In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share." This Statement establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. This Statement simplifies the previous standards for computing earnings per share, and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. This Statement is effective for financial statements issued for periods ending after December 15, 1997. The Company will comply with the disclosure requirements of SFAS 128 in its financial statements for its fiscal year ending August 31, 1998.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those business enterprises report information about operating segments in annual financial statements and requires that those business enterprises report selected financial information about operating segments in interim reports to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The disclosure requirements of SFAS Nos. 131 are effective for financial statements for financial years beginning after December 15, 1997. SFAS No. 131 in its financial statements for its fiscal year ending August 31, 1999.

YEAR 2000 COMPLIANCE

     The Company is aware of the issues associated with the programming code in existing computer systems and software as the millennium (year 2000) approaches. The Company intends to address problems with the "year 2000" issue during the upcoming fiscal year. Management has not yet assessed the "year 2000" compliance expense and related potential effect on the Company's earnings.

DEFERRED TAX ASSETS

     At August 31, 1997 and 1996, the Company had deferred assets totaling $91,184 and $28,284, respectively. The deferred tax assets are the result of net operating losses and have been fully reserved by valuation allowances because it is more likely than not that the deferred tax assets will not be realized based on the weight of available evidence.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

     Forward-looking statements in this report, including without limitation, statements relating to the adequacy of the Company's resources and any anticipated changes in the Company's business following the consummation, if any, of the Stock Purchase Agreement, are made pursuant to the safe harbor provisions of the
Private Securities Litigation Reform Act of 1995.   Investors are
cautioned that such forward-looking statement involve risks and uncertainties, including without limitation; potential quarterly fluctuation in sales; risks associated with acquisitions and expansion, and other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

Management
----------

     EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR APPOINTEES. On the Record Date, the executive officers and directors of the Company were as follows:

J. D. Davenport, 60         Director (since 1996) and President

George Davis, 67            Director (since 1996), Secretary,
                            Treasurer and Chairman of the Board

Charles I. White, 63        Director (since 1996) and Vice
                            President

The following is a description of the business experience of and other matters concerning the Company's executive officers and directors.

      J. D. Davenport serves as President of the Company. He has served as President since May 23, 1996. From October 1993 to December 1995, Mr. Davenport was the Chief Executive Officer of Ness Environmental Plus, Inc. Prior to that time, Mr. Davenport served as Chief Executive Office of Frontier Environmental, Inc. from November 1991 until October 1993.

      George Davis was elected Secretary, Treasurer and Chairman of the Board of Directors of the Company in 1996. Mr. Davis is also and has been President and Chief Executive Officer of Gulf
Coast Cooling Tower Service, Inc. since May 1976.

      Charles I. White was elected Vice President and a Director of the Company in 1996. He is and has been the owner of an Arabian horse breeding and training farm since 1990.

      Following the consummation of the Stock Purchase Agreement, it is anticipated that Messrs. Davenport and White (collectively, "Resigning Directors") will resign as directors of the Company and that Frank W. Harrison, Sr. and Joe Nicholson (collectively "Director Appointees") will be appointed as members of the Company's Board of Directors. It is further expected that these Director Appointees will serve as Executive Officers of the Company following consummation of the Stock Purchase Agreement. Mr. Davis is anticipated to continue to serve as a director of the Company.

      Frank W. Harrison, Sr. is anticipated to serve as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company following the consummation of the Stock Purchase Agreement. Since March of 1996, Mr. Harrison has served as the Chairman and Chief Executive Officer of Terminator Technologies, Inc., a Texas corporation that has virtually no business operations that was formed to operate as a holding company to acquire through subsidiaries rights to develop and market inventions, none of which have yet been acquired. From January of 1993 through March of 1996, Mr. Harrison has managed his own investments. Prior to that time, Mr. Harrison served as the President of International Research Securities, Inc., an investment firm.

     Joe Nicholson is anticipated to serve as a Director of the Company following the consummation of the Stock Purchase
Agreement. Since 1960, Mr. Nicholson has served as the President of Joe Nicholson & Assoc., Inc., a corporation offering Dale
Carnegie training services.

     MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS.     The
Board of Directors conducts its business through meetings of the Board of Directors. There is no separate audit or executive committee. During the year ended August 31, 1997, the Board of Directors held one special meetings. Each director attended at least 75% of the total number of meetings of the Board of Directors.

     DIRECTOR COMPENSATION. No compensation was paid to any director in fiscal 1997 in his capacity as a director.

Executive Compensation
----------------------

     SUMMARY COMPENSATION TABLE. The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's chief executive officer in all capacities. No other executive officer of the Company received total salary and bonus compensation for services rendered to the Company during fiscal 1997 in excess of $100,000.

     Effective July 1996, the Company acquired substantially all of the assets of GCCTS from George Davis, the Company's Director and Secretary. Mr. Davis abstained from voting as a Director of the Company in the transaction. The value of the assets according to the agreement between the parties is approximately $465,600. The acquisition resulted in the continuation of the business underlying the assets acquired (through the Company's subsidiary, Gulf Coast Towers, Inc.), which is in the business of the construction and repair of industrial cooling towers primarily in Texas, Louisiana and Arkansas for electric utility companies, and related consulting services. The purchase price for the assets was 599,000 shares of Preferred Stock which is convertible at the option of the holder on a one for one basis into the Company's Common Stock.

     During fiscal 1996 and 1997, the Company contracted with an affiliate of Messrs. Davis and Davenport to perform certain services regarding cooling tower sales. The Company paid this affiliate approximately $64,000 and $177,000 in 1996 and 1997, respectively. During 1997, the Company had notes payable and outstanding to affiliates of George Davis in the amounts of $12,000 and $1,000. During 1996, an affiliate of Messrs. Davenport and Davis loaned the Company $4,000 and made payment on behalf of the Company for $11,391. The net amount due to this affiliate as of August 31, 1997 was forgiven and added to the Company's additional paid in capital.


                                                                                       Long-Term
                                                                                      Compensation
                                                                                         Awards
                                        Annual Compensation        Other Annual    ---------------------
                              Fiscal    -------------------        Compensation    Securities Underlying
Name and Principal Position    Year     Salary      Bonus             ($)(1)          Options(#)
---------------------------   ------    -------------------        ------------    ---------------------
J. D. Davenport               1997(1)   $ 0(2)          -               -                  -
  President and Director

</TABLE

_________________________
(1)  Mr. Davenport was elected President of the Company during fiscal 1996.
(2)  During fiscal 1997, the officers of the Company including the President determined that they would not take a salary until cash flow from operations permitted them to pay each of the three officers $50,000.  Therefore, no salaries were paid in fiscal 1997.  However, the staff of the Securities and Exchange Commission has determined that the historical statement of operations should reflect all costs of doing
     business.  Accordingly, officer's salaries for fiscal 1997 were imputed based on the actual number of months of
     operation during fiscal 1997.  This expense is reflected in the 1997 statements of operations and also as an increase to paid in capital.  See the Financial Statements of the
     Company contained in the Annual Report accompanying this
     Proxy Statement.


                              -11-


     STOCK OPTION GRANTS IN FISCAL 1997. No stock options were granted to the President during fiscal 1997. The Company has never granted stock appreciation rights.

     AGGREGATE STOCK OPTION EXERCISES IN FISCAL 1997 AND FISCAL
YEAR END OPTION VALUES. The Company never granted any stock options to the President.

Employment Agreements and Change In Control Arrangements
--------------------------------------------------------

     The Company does not have any employment agreements with any of its officers. The Company anticipates that a change in control of the Company will occur upon the anticipated consummation of the Stock Purchase Agreement.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange
Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) reports they file.
To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended August 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that none of the Company's officers or directors have filed Form 5s for the past recently completed fiscal year which were due to be filed on or about October 15, 1997.

Certain Relationships And Related Transactions
----------------------------------------------

     Effective July 1996, the Company acquired substantially all of the assets of GCCTS from the Company's Director and Secretary, George Davis. Mr. Davis abstained from voting as a Director of the Company in the transaction. The value of the assets according to the agreement between the parties in approximately $465,600.
The acquisition resulted in the continuation of the business underlying the assets (through the Company's subsidiary, Gulf Coast
Towers, Inc.), which is the construction and repair of industrial cooling towers primarily in Texas, Louisiana and Arkansas for electric utility companies, and related consulting services. The purchase price for the assets was 599,000 shares of the Company's
Series A Convertible Preferred Stock, par value of $1.00 which is convertible on a one-for-one basis into the Company's Common
Stock.

     During fiscal 1996 and 1997, the Company contracted with an affiliate by common control, to perform certain services on the cooling tower sales. Costs to the Company and cash disbursements to the affiliate totaled $64,070 and $176,885 in 1996 and 1997, respectively.

     At year-end, the Company had certain notes payable to related parties ($12,000 to GCCTS and $1,000 to a shareholder).
During 1996, GD/JC, Inc., an affiliate by common control, loaned the Company $4,000 and made payments on behalf of the Company for $11,391. The net amount due to GD/JD, Inc. as of August 31, 1997 was forgiven and added to additional paid to capital.


                         PROPOSAL NO. 1
                         ITEM 1 ON PROXY
              APPROVAL AND ADOPTION OF AN AMENDMENT
                  OF THE COMPANY'S CERTIFICATE
                  OF INCORPORATION TO EFFECT A
               REVERSE STOCK SPLIT AND NAME CHANGE

     At the Special Meeting, the shareholders will vote upon a proposal to approve and adopt an amendment (the "Proposed
Amendment") to the Company's Articles of Incorporation to (i) effect a 1-for-10 reverse stock split


                              -12-


(the "Reverse Stock Split") in which each share of issued Common
Stock of the Company, $0.001 par value per share, whether issued and outstanding or held in treasury, will be reclassified and changed into one-tenth (1/10) of a share of new Common Stock, $0.01 par value per share, of the Company, and (ii) change the name of the Company to "TTI Industries, Incorporated" (the "Name
Change"). A copy of the proposed Amended and Restated Articles of Incorporation are attached as APPENDIX C hereto which is incorporated herein by this reference.

Reverse Stock Split
-------------------

     GENERAL. The Board of Directors of Company has approved and recommends that the shareholders adopt the Proposed Amendment to effect the Reverse Stock Split and the Name Change. If the shareholders approve the Proposed Amendment, it will be filed with the Secretary of State of the State of Texas on such date as may be selected by the Company's Board of Directors, and will become effective on the date of such filing (the "Split Effective
Date"). On the Split Effective Date, shareholders of the Company who own ten or more shares on such date will be deemed to own one new share for every ten shares previously owned, and a fractional new share interest equivalent to one-tenth of a new share for each additional share owned less than a multiple of ten shares.
Shareholders owning less than ten shares on the Split Effective
Date will be deemed to own a fractional new share interest consisting of one-tenth new share for each share owned immediately prior to the Split Effective Date. Pursuant to the terms of the Reverse Stock Split, each fractional share to be received by a shareholder following the Split Effective Date will be exchanged by the Company for one whole share of Company Common
Stock. Consequently, on the Split Effective Date, each fractional share will be "rounded up" to the nearest whole share so that each shareholder owning an equity interest in the Company prior to the Split Effective Date will continue to own at least one share of Common Stock following the Split Effective Date. No cash payments will be made in lieu of fractional shares.

     As a result of the Reverse Stock Split, the par value of the Company's Common Stock would be increased from $0.001 per share to $0.01 per share and the number of shares authorized under the Articles of Incorporation will remain at 100 million. As a result, there will be no change to the "Common Stock" account on the Company's balance sheet as of August 31, 1997 other than the reduction in issued and outstanding shares from 40,433,549 to 4,043,354 shares (subject to adjustment for the "rounding up" of fractional shares).

     Although the Company's Board of Directors believes that the
Proposed Amendment to effect the Reverse Stock Split is
advisable, the Proposed Amendment may be abandoned by the Board of Directors at any time before, during or after the Special
Meeting and prior to the Split Effective Date, without further
action by the Shareholders of the Company.   In that regard,
Board of Directors intends to abandon the Reverse Stock Split if the Stock Purchase Agreement is terminated.

     Shareholders of the Company will have no dissenters' or appraisal rights under Texas law or under the Company's
Certificate of Incorporation or Bylaws in connection with the Reverse Stock Split.

     REASONS FOR THE PROPOSED AMENDMENT TO EFFECT THE REVERSE
STOCK SPLIT. The Board of Directors is of the opinion that the Proposed Amendment to effect the Reverse Stock Split is advisable and in the best interests of the Company and its shareholders.
The Board of Directors of the Company believes that the relatively low market price of the Common Stock may impair the acceptability of the Common Stock to members of the investing public. Although the number of shares outstanding should not affect either the marketability of the Common Stock, the type of investor who acquires it, or a Company's reputation in the financial community, certain investors view low-priced stocks as unattractive and certain brokerage firms, as a matter of policy, will not extend margin credit on stocks trading at low prices.
Further, many brokerage firms are reluctant to recommend lower-priced stocks to their clients or to hold them in their own portfolios, and a variety of brokerage firm policies and practices discourage individual brokers within those firms from dealing in low-priced stocks because of the time-consuming procedures that make the handling of low-priced stocks economically unattractive.

     Since the broker's commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual Shareholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price was substantially higher. This factor is


                              -13-


also believed to limit the willingness of institutions to purchase the Common Stock at its current relatively low market price. If approved, the Reverse Stock Split will result in some
Shareholders owning "odd-lots" of less than 100 shares of Common
Stock. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in lots of 100 shares or more.

     In addition, the Board of Directors believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split and the resulting anticipated increased price level will encourage greater interest in the Common Stock by the financial community and the investing public and possibly promote greater liquidity for the Company's
Shareholders, although it is possible that such liquidity could be affected adversely by the reduced number of shares outstanding after the Reverse Stock Split. Although any increase in the market price of the new Common Stock resulting from the Reverse
Stock Split may be proportionately less than the decrease in the number of shares outstanding, the proposed Reverse Stock Split could result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices of brokerage firms and investors referred to above and to diminish the adverse impact of correspondingly higher trading commissions for the shares.

     There can be no assurance, however, that the foregoing hoped-for effects will occur following the Reverse Stock Split, that the market price of the new Common Stock immediately after implementation the proposed Reverse Stock Split will be maintained for any period of time, that such market price will approximate ten times the market price before the proposed
Reverse Stock Split, or that such market price will exceed or remain in excess of the current market price. BECAUSE THE
COMPANY IS ALSO SEEKING TO DIVEST ITSELF OF SUBSTANTIALLY ALL OF
ITS ASSETS, THE FUTURE MARKET PRICE OF THE COMMON STOCK WILL BE
AFFECTED IN LARGE PART BY THE ASSETS, CAPITAL OR BUSINESS
CONTRIBUTED TO OR OPERATED THROUGH THE COMPANY FOLLOWING THE
CLOSING UNDER THE STOCK PURCHASE AGREEMENT.  HOWEVER, THE
PURCHASER OF THE CONTROL INTEREST IN THE COMPANY UPON THE
CONSUMMATION OF THE STOCK PURCHASE AGREEMENT HAS NO OBLIGATION
TO, AND HAS NOT INDICATED THAT IT WILL, OPERATE ANY BUSINESSES OR
ASSETS THROUGH THE COMPANY.  THEREFORE, NO ASSURANCES CAN BE
GIVEN IN THIS REGARD.

     Approval of the Proposed Amendment to effect the Reverse
Stock Split itself will not affect any Shareholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the rounding of any fractional shares up to the nearest whole share. The shares of Common Stock which would be issued in connection with the Reverse
Stock Split will be fully paid and non-assessable. The voting rights and other privileges of the holders of Common Stock will not be affected substantially by adoption of the Proposed
Amendment to effect the Reverse Stock Split or the subsequent implementation thereof. If for any reason the Board of Directors deems it advisable to do so, the Proposed Amendment to effect the Reverse Stock Split may be abandoned by the Board of Directors at any time before, during or after the Special Meeting and prior to the Split Effective Date, without further action by the Shareholders of the Company.

     FEDERAL INCOME TAX CONSEQUENCES. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The Company, however, believes that because the Reverse Stock Split is not part of a plan to periodically increase a shareholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split will have the following federal income tax effects.

     (1) A shareholder will not recognize gain or loss on the exchange other than to the extent of any cash received in lieu of fractional shares. In the aggregate, the shareholder's basis in the new shares will equal his basis in the shares held before the exchange.

     (2) A shareholders' holding period for the new shares will be the same as the holding period of the old shares exchanged therefor.

     (3) The Reverse Stock Split will constitute a reorganization within the meaning of Section
          368(a)(1)(E) of the Code and the Company will not recognize any gain or loss as a result of the Reverse
          Stock Split.


                              -14-


     EXCHANGE OF CERTIFICATES; FRACTIONAL SHARE INTEREST;
ESCHEAT. On the Split Effective Date, each certificate representing existing shares of Common Stock will automatically be deemed for all purposes to evidence ownership of the appropriate reduced number of new shares of Common Stock and/or the right to receive one whole share of Common Stock for any fractional new share interest without any action by the shareholder thereof. As soon as practicable after the Split
Effective Date, shareholders will be notified and requested to surrender their certificates for their existing shares with instructions as to how to receive new certificates. No certificates should be surrendered until such notice is received.
Certificates for existing shares will be exchanged for certificates representing new shares and any cash to which transmitting Shareholders are entitled after the Reverse Stock
Split. Corporate Stock Transfer, the Company's transfer agent, will act as the exchange agent for the shareholders in effecting the exchange of their certificates.

Change of Name
--------------

     In connection with the Reverse Stock Split and proposed sale of control of the Company pursuant to the Stock Purchase
Agreement, the Company proposes to change its name to "TTI
Industries, Incorporated."  A copy of the Amended and Restated
Articles of Incorporation of the Company is attached to this Proxy Statement as APPENDIX C and is incorporated herein by reference.

     Shareholder approval of this proposal is required under the TBCA. Approval of the amendment and restatement of the Company's
Articles of Incorporation (the "Proposed Amendment") requires the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of Common Stock. Proxies will be voted for or against such approval in accordance with specifications marked thereon and, if no specification is made, will be voted FOR such approval. If the Shareholders do not approve this proposal, then the Articles of Incorporation will remain the same, and the Proposed Amendments to effect the Reverse Stock Split and Name
Change will not be effected.  THE SELLING SHAREHOLDERS, THE
HOLDERS OF APPROXIMATELY 68.6% OF THE OUTSTANDING SHARES OF
COMPANY COMMON STOCK (OR 27,752,500 SHARES OF COMPANY COMMON
STOCK, EXCLUDING ANY SHARES THAT MAY BE RECEIVED UPON THE
CONVERSION OF ANY PREFERRED STOCK), HAVE INFORMED THE COMPANY
THAT THEY INTEND TO VOTE ALL SHARES HELD BY THEM IN FAVOR OF THE
PROPOSED AMENDMENT (AND RESULTING REVERSE STOCK SPLIT AND NAME
CHANGE).  ACCORDINGLY, SHAREHOLDER APPROVAL OF THE PROPOSED
AMENDMENT (AND RESULTING REVERSE STOCK SPLIT AND NAME CHANGE) IS
ASSURED.  UNDER THE TEXAS BUSINESS CORPORATION ACT, SHAREHOLDERS
WHO VOTE AGAINST THE PROPOSED AMENDMENT (AND RESULTING REVERSE
STOCK SPLIT AND NAME CHANGE) WILL NOT HAVE ANY RIGHT TO DISSENT
WITH REGARD TO PROPOSED AMENDMENT (AND RESULTING REVERSE STOCK
SPLIT AND NAME CHANGE).

     THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT AND
RESTATEMENT OF THE COMPANY'S ARTICLES OF INCORPORATION IS
ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS
SHAREHOLDERS AND TO EFFECT THE REVERSE STOCK SPLIT AND NAME
CHANGE UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE "FOR"
APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF
INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT AND NAME CHANGE.

                           PROPOSAL 2
                         ITEM 2 ON PROXY
                         DISPOSITION OF
                     GULF COAST TOWERS, INC.
                        AND FIREZAP, INC.

     At the Special Meeting, the shareholders will vote upon a proposal to approve the disposition of substantially all of its assets, consisting of the capital stock of (a) Gulf Coast Towers, Inc., a wholly owned subsidiary of the Company, to George Davis, Chairman of the Board of the Company, in exchange for all of his shares (599,000 shares) of the preferred stock, $1.00 par value per share, of the Company (the "GCT Sale") and (b) FireZap, Inc., a wholly owned subsidiary of the Company, to H. Wayne Franklin, in exchange for all of his shares (150,000 shares) of Company
Preferred Stock (the "FZI Sale"). The Company is seeking shareholder approval for the GCT Sale and the FZI Sale. These assets of the Company collectively represent substantially all of the Company's assets (collectively, the GCT Sale and the FZI Sale are referred to as the "Proposed Disposition"). The Company


                              -15-


has elected to have the Proposed Disposition approved as one proposal, and therefore the shareholders will not have the opportunity to separately vote on each Proposed Disposition.

     The Proposed Disposition will constitute a sale of substantially all of the Company's assets and therefore, under Texas law, will require the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of Common Stock.

     Proxies will be voted for or against such approval in accordance with specifications marked thereon and, if no specification is made, will be voted FOR such approval. The
Selling Shareholders, the holders of approximately 68.6% of the outstanding shares of Company Common Stock (or 27,752,500 shares, excluding any shares that may be received upon the conversion of any Preferred Stock), have informed the Company that they intend to vote all shares owned by them in favor of the Proposed
Disposition.  Accordingly, shareholder approval of the Proposed
Disposition is assured.

     PURSUANT TO THE TEXAS BUSINESS CORPORATION ACT, HOLDERS OF
COMPANY'S COMMON STOCK WHO VOTE AGAINST THE PROPOSED DISPOSITION
AND COMPLY WITH THE DETAILED PROVISIONS CONTAINED IN ARTICLES
5.12 AND 5.13 OF THE TBCA WILL BE ENTITLED TO DISSENT FROM THE
PROPOSED DISPOSITION AND TO SEEK PAYMENT OF THE FAIR VALUE OF
THEIR SHARES OF COMPANY COMMON STOCK.  A COPY OF ARTICLES 5.12
AND 5.13 OF THE TBCA IS ATTACHED AS APPENDIX A AND INCORPORATED
HEREIN BY REFERENCE.  SHAREHOLDERS WISHING TO DISSENT FROM THE
PROPOSED DISPOSITION SHOULD READ SUCH MATERIALS CAREFULLY.  SEE
ALSO "VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS - DISSENTERS'
RIGHTS."

Background of the Proposed Disposition
--------------------------------------

     On June 1, 1996, the Company acquired all of the outstanding shares of FZI from H. Wayne Franklin ("Franklin") in exchange for 450,000 shares of the Company's Series A Convertible Preferred
Stock, $1.00 par value per share (the "Preferred Stock").  The
Purchase Agreement between the Company and FZI provided for certain contingent payments and contained representations and warranties pertaining to anticipated revenues of FZI during the twelve (12) month period ending June 1, 1997. Because FZI failed to meet targeted net revenue levels, 300,000 shares of Company
Preferred Stock originally issued to Mr. Franklin were canceled, as a result of which 150,000 shares remain outstanding. In July
1996, the Company sought to diversify its businesses and acquired, through GCT, the business operations of GCCTS from George Davis, the Chairman of the Company, for a total consideration of 599,000 shares of Preferred Stock. Neither the businesses of FZI nor GCT have produced the anticipated revenues or earnings. In late 1997 and early 1998, the Company and the former owners of FZI and GCT agreed to rescind the Company's prior acquisition of these businesses, subject to the approval of the Company's shareholders.

Reasons for the Proposed Disposition
------------------------------------

     The Board of Directors believes that the Proposed
Disposition, on the terms and conditions set forth herein, is advisable and in the best interest of the Company. As of the date hereof, 749,000 shares of Preferred Stock were outstanding, all of which would be canceled upon the consummation of the Proposed Disposition. These shares of Preferred Stock have a par value (and liquidation preference) of $1.00 per share, and the Company has the right to redeem these shares at $2.00 per share
(for an aggregate of $1,498,000). Therefore, upon any liquidation of the Company, the holders of the Preferred Stock would be entitled to a liquidation preference of $749,000 before any amounts would be available for distribution to holders of Company Common Stock. For the fiscal year ended August 31, 1997 and periods subsequent to that time, the assets to be divested in the Proposed Disposition accounted for all of the assets and substantially all of the earnings (losses) of the Company. At
August 31, 1997, the Company's balance sheet reflected gross assets of $481,182, total current liabilities of $174,737, and shareholder's equity of $306,445. The Company's consolidated statement of operations for the fiscal year ended August 31, 1997 reflected a net loss of $241,667 on total revenues of $528,662.
THE ASSETS AND BUSINESS TO BE DIVESTED IN THE PROPOSED
DISPOSITION CONSTITUTE SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS
AND BUSINESS.  FOR A DESCRIPTION OF THESE ASSETS AND BUSINESS,
SEE "INFORMATION REGARDING THE COMPANY" AND THE FINANCIAL
STATEMENTS ATTACHED TO THIS PROXY STATEMENT.


                              -16-


     The Board believes that the elimination of the outstanding
Preferred Stock in exchange for the Permitted Disposition is in the best interest of the Company when considered relative to substantial liquidation and redemption price associated with the Preferred Stock and the potential adverse effect of the outstanding Preferred Stock on the Company's ability to raise capital for its future business operations. However, no separate fairness opinions or appraisals were sought or obtained by the Board of Directors in evaluating the Proposed Disposition.
Further, George Davis, the Chairman and a principal Shareholder of the Company, has a conflict of interest in recommending to the shareholders the approval of the sale of GCT to Mr. Davis, and therefore has abstained from making any recommendations regarding the GCT sale.

     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE
PROPOSED DISPOSITION IS ADVISABLE AND IN THE BEST INTERESTS OF
THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS (WITH MR. DAVIS,
ABSTAINING FROM MAKING ANY RECOMMENDATION TO THE SHAREHOLDERS)
THAT ITS SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED
DISPOSITIONS.

Regulatory Approvals
--------------------

     No regulatory approvals are required to be obtained to effect the Proposed Disposition.

Accounting Treatment
--------------------

     The Proposed Disposition will be accounted for as a sale of the assets disposed of by the Company for the fair market value of the shares of Preferred Stock received by the Company.

Federal Income Tax Consequences
-------------------------------

     The Company does not expect that there will be any significant tax consequences resulting from the Proposed
Disposition because the Company's tax basis in the assets to be transferred is greater than or equal to the "fair market value" of the shares of the Preferred Stock that will be reconveyed to the Company.

Pro Forma Financial Information
-------------------------------

     Following the consummation of the Proposed Disposition, the Company is anticipated to have no assets and liabilities of less than $5,000. The amounts to be received by the Company in connection with the issuance of the warrant described below (see
"- Material Differences in Rights of Security Holder") are expected to be utilized to pay a portion of the Company's transaction costs associated with the Stock Purchase Agreement and this Proxy Statement.

Interested Parties
------------------

     Effective July 1996, the Company acquired substantially all of the assets of GCCTS from the Company's Chairman, Director and Secretary, George Davis. Mr. Davis abstained from voting as a Director of the Company. Pursuant to the acquisition agreement between the Company and Mr. Davis, the transaction was valued at $465,600, in connection with which the Company issued 599,000 shares of its Preferred Stock.

     Mr. Davis will exchange all of his shares of Preferred Stock for the Company's Capital Stock of GCT. Mr. Davis has abstained from voting as a director and recommending the Proposed
Disposition to Company's shareholders; however, Mr. Davis and the other Selling Shareholders have informed the Company of their intent to vote "FOR" the approval of the Permitted Disposition.

     Pursuant to the terms of the Stock Purchase Agreement, at closing the Selling Shareholders and Buyer will execute a Shareholders Agreement which permits the Selling Shareholders to require Buyer to purchase up to 25% of the remaining shares then held by the Selling Shareholders at a price of $1.00 per share if the market price for the Common Stock does not exceed $1.00 per share within 25 months following the closing of the Stock
Purchase Agreement. In addition, the Shareholders Agreement grants to each Selling Shareholder the right to participate in the transfer or sale of any shares of Company Common Stock by Buyer pro rata based upon the relative ownership


                              -17-


percentage of the Selling Shareholders and Buyer at the time.
The Shareholders Agreement also grants to the Selling
Shareholders the right to acquire 10% of any new securities issued by the Company to Buyer (other than securities issued pursuant to the Warrant described below - See "Material
Differences in Rights of Security Holders") on the same terms and conditions as offered to Buyer by the Company.

     In addition, Messrs. Davis and Davenport will receive approximately $70,000 and $35,000, respectively from the sale of their shares of Company common stock pursuant to the terms of the Stock Purchase Agreement. Because the Proposed Disposition is a condition precedent to the Stock Purchase Agreement, Messrs.
Davis and Davenport have a financial interest in having the Proposed Disposition approved to facilitate the sale of their shares pursuant to the terms of the Stock Purchase Agreement.


Material Differences in Rights of Security Holders
--------------------------------------------------

     Upon the consummation of the Proposed Disposition, each of the Company's shareholders will continue to own the same percentage interest in the Company and have the same voting rights associated therewith; however, the Company would have disposed of substantially all of its assets and control of the Company will have been acquired by Buyer.

     In addition, pursuant to the terms of the Stock Purchase
Agreement, the Company has agreed to grant to Buyer a warrant
(the "Warrant") to acquire up to 1.5 million shares of Common
Stock (calculated following the Reverse Stock Split, which
Warrant would represent 15 million shares of Company Common Stock prior to the Reverse Stock Split) with an exercise price of $0.04445 per share. The Buyer paid the Company $20,000 to acquire the Warrant, and the Company determined that the exercise price was fair to the Company based upon the limited trading market at the time. The exercise price also equals the per share price at which the Selling Shareholders have agreed to sell their shares (representing an approximate 58% of the Company's outstanding shares) to Buyer. To the extent that future exercises of the Warrant results in a dilution to the existing shareholders, the Company's shareholders could be adversely affected.

Accountants
-----------

     The Company does not expect its accountants, BDO Seidman, LLP, to attend the Special Meeting, to make any statement at the meeting or to be available to respond to questions at the Special
Meeting.

               By Order of the Board of Directors

                        /s/ GEORGE DAVIS

                          George Davis
                      Chairman of the Board


                INDEX TO FINANCIAL STATEMENTS

Index to Financial Statements............................................F-1

Report of Independent Certified Public Accountants (BDO Seidman, LLP)....F-2

Consolidated balance sheets at August 1997 and 1996......................F-3

Consolidated statements of operations for the years
  ended at August 31, 1997 and 1996......................................F-4

Consolidated statements of changes in stockholders'
  equity for the years ended August 31, 1997 and 1996....................F-5

Consolidated statements of cash flows for the years
  ended August 31, 1997 and 1996.........................................F-6

Summary of accounting policies...........................................F-7

Notes to consolidated financial statements...............................F-12

Consolidated balance sheets at November 30, 1997 and
  August 31, 1997 (unaudited)............................................F-18

Consolidated statement of operations for the three months
  ended November 30, 1997 and 1996 (unaudited............................F-19

Consolidated statement of cash flows for the three months
  ended November 30, 1997 and 1996 (unaudited)...........................F-20

Notes to unaudited financial statements..................................F-21



                                   F-1

                Report of Independent Certified Public Accountants


To the Board of Directors and Stockholders
Environmental Plus, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Environmental Plus, Inc., (F/K/A Kinlaw Energy Partners
Corporation) and Subsidiaries,  (the "Company") as of August 31,
1996 and 1997 and the related consolidated statements of operations, cash flows and stockholders' equity for each of the years then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

As more fully described in Note 5, the Company engaged in significant transactions with an affiliated company. In addition, as described in Note 11, subsequent to year-end the Company entered into a Stock Purchase Agreement, whereby the majority of the Company's common shares will be sold to a new control group.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.
As discussed in Note 11 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about it's ability to continue as a going concern.
Management's plans in regard to this matter are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



December 17, 1997                            BDO Seidman, LLP


                                   F-2




                                        ENVIRONMENTAL PLUS, INC.
                                                AND SUBSIDIARIES

                                      Consolidated Balance Sheets
=================================================================



August 31,                                               1997              1996
---------------------------------------------------------------------------------
ASSETS

Current
   Cash                                              $   19,226       $  10,561
   Accounts receivable - trade, less
     allowance for doubtful accounts
     of $7,200 in 1997                                   12,880          47,250
   Note receivable (Note 2)                              55,210         201,369
   Inventory (Note 1)                                    53,128          43,256
   Other                                                  9,495          16,833
---------------------------------------------------------------------------------
Total current assets                                    149,939         319,269
---------------------------------------------------------------------------------
NOTES RECEIVABLE - NET (NOTE 2)                         195,184          76,000
---------------------------------------------------------------------------------
PROPERTY, PLANT AND EQUIPMENT - NET (NOTE 3)            136,059         144,586
---------------------------------------------------------------------------------
OTHER
   Goodwill and organization costs - net                      -          57,168
---------------------------------------------------------------------------------
                                                     $  481,182        $597,023
=================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                  $   71,083        $ 31,771
   Accrued expenses                                       5,605               -
   Line of credit and term notes (Note 4)                60,240          33,000
   Notes payable and due to
     related party (Note 4)                              37,809          18,000
---------------------------------------------------------------------------------
Total current liabilities                               174,737          82,771
---------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES (NOTE 8)
---------------------------------------------------------------------------------
Stockholders' equity
   Preferred stock,(100,000,000 authorized;
     $1.00 par, 724,000 and 1,024,000 shares
     issued and outstanding, respectively)              466,600         466,600
   Common stock, (100,000,000 shares
     authorized, $.001 par, 40,329,136
     shares issued and outstanding)                      40,328          40,328
    Paid-in capital                                     644,084         610,224
    Accumulated deficit                                (844,567)       (602,900)
---------------------------------------------------------------------------------
                                                        306,445         514,252
---------------------------------------------------------------------------------
                                                     $  481,182        $597,023
=================================================================================
See accompanying summary of accounting policies and notes to consolidated financial statements.


                                         ENVIRONMENTAL PLUS, INC.
                                                 AND SUBSIDIARIES

                            Consolidated Statements of Operations
=================================================================

Years ended August 31,                                   1997             1996
---------------------------------------------------------------------------------
REVENUE:
   Sales                                             $  495,104        $112,937
   Other                                                 33,548          16,833
---------------------------------------------------------------------------------
Total                                                   528,652         129,770
---------------------------------------------------------------------------------
COST OF SALES                                           376,286          93,640
---------------------------------------------------------------------------------
IMPAIRMENT OF GOODWILL AND
   ORGANIZATION COSTS (NOTE 11)                          51,530               -
---------------------------------------------------------------------------------
GENERAL AND ADMINISTRATIVE:

   Salaries and benefits (Note 5)                       109,674          37,500
   Professional fees                                     97,716          13,126
   Bad debt expense                                      70,200               -
   Depreciation and Amortization                         18,489           8,785
   Insurance                                             13,036               -
   Interest and bank charges                             10,647           1,705
   Other                                                  9,200           1,344
   Payroll taxes                                          6,020               -
   Utilities                                              4,266           1,094
   Supplies                                               3,255           3,002
---------------------------------------------------------------------------------
LOSS BEFORE EXTRAORDINARY ITEM                         (241,667)        (30,426)
---------------------------------------------------------------------------------
EXTRAORDINARY ITEM - FORGIVENESS OF DEBT                      -          23,455
---------------------------------------------------------------------------------
NET LOSS                                               (241,667)         (6,971)
---------------------------------------------------------------------------------
PER SHARE DATA:
   Net loss per share                                $     (.01)      $       -
   Weighted Average shares outstanding               40,329,136       38,376,609
=================================================================================
See accompanying summary of accounting policies and notes to consolidated financial statements.


                                         ENVIRONMENTAL PLUS, INC.
                                                 AND SUBSIDIARIES

                  Consolidated Statements of Stockholders' Equity
                             Years Ended August 31, 1996 and 1997
=================================================================


                                 Preferred Stock          Common Stock
                                 $1.00 Par Value         $.001 Par Value
                                 ----------------      --------------------
                                                                              Additional                     Total
                                                                               Paid-In      Accumulated  Stockholders'
                                 Shares    Amount       Shares       Amount    Capital        Deficit        Equity
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Balance, September 1, 1995            -   $     -      37,735,285   $ 37,735  $543,256     $(595,929)    $   (14,938)

      Acquisition of Gulf
         Coast assets           574,184    465,600              -          -         -              -        465,600
      Acquisition of Fire
         Zap shares             450,000      1,000              -          -         -              -          1,000
      Common shares issued
         for services                 -          -      1,573,443      1,573     9,992              -         11,565
      Sale of common shares
         to officer                   -          -      1,020,408      1,020     6,480              -          7,500
      Imputed officers' salary
            (Note 5)                  -          -              -          -    37,500              -         37,500
      Expenses paid by
        shareholders                  -          -              -          -    12,996              -         12,996
      Net loss for the year           -          -              -          -         -         (6,971)        (6,971)
---------------------------------------------------------------------------------------------------------------------
Balance, August 31, 1996      1,024,184    466,600     40,329,136     40,328   610,224       (602,900)       514,252
      Cancellation of
       certain shares
       related to Fire
       Zap Acquisition         (300,000)         -              -          -         -              -              -
      Imputed Officers'
        salary (Note 5)               -          -              -          -    33,860              -         33,860
      Net loss for the year           -          -              -          -         -       (241,667)      (241,667)
---------------------------------------------------------------------------------------------------------------------
Balance, August 31, 1997        724,184   $466,600     40,329,136   $ 40,328  $ 644,084     $(884,567)    $  306,445
=====================================================================================================================

See accompanying summary of accounting policies and notes to consolidated financial statements.

                                         ENVIRONMENTAL PLUS, INC.
                                                 AND SUBSIDIARIES

                            Consolidated Statements of Cash Flows
=================================================================





Years ended August 31,                                             1997          1996
-----------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Loss from operations                                      $  (241,667)     $  (30,426)
   Adjustments to reconcile income (loss) from
     operations to cash provided by (used in)
     operating activities:
        Depreciation and amortization                             18,489           8,785
        Impairment of goodwill and organization cost              51,529               -
        Imputed officers' salaries                                33,860          37,500
        Provision for losses on accounts and
          notes receivable                                        70,200               -
        Change in assets and liabilities:
          (Increase) decrease in accounts receivable-trade        (5,830)        (22,250)
          (Increase) decrease in inventory                        (9,872)         (7,300)
          (Increase) decrease in notes receivable                 (3,025)              -
          (Increase) decrease in other assets                      7,338         (20,582)
          (Decrease) increase in accounts payable                 39,312          21,436
          (Decrease) increase in accrued liabilities               5,605          (5,023)
----------------------------------------------------------------------------------------
Net cash flows used in operating activities                      (34,061)        (17,860)
----------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                           (4,323)              -
----------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from notes payable - affiliate                     24,809          13,000
      Proceeds from line of credit and notes payable                   -           7,500
      Proceeds from term notes payable                            30,000               -
      Payments for line of credit and notes payable               (7,760)              -
      Sale of common shares                                            -           7,500
----------------------------------------------------------------------------------------
Net cash provided by financing activities                         47,049          28,000
----------------------------------------------------------------------------------------
Increase in cash                                                   8,665          10,140
Cash, beginning of year                                           10,561             421
----------------------------------------------------------------------------------------
Cash, ending of year                                         $    19,226      $   10,561
========================================================================================
See accompanying summary of accounting policies and notes to consolidated financial statements.

                                   F-6

                                         ENVIRONMENTAL PLUS, INC.
                                                 AND SUBSIDIARIES

                                   Summary of Accounting Policies
=================================================================

NATURE OF BUSINESS AND BASIS OF PRESENTATION

      The accompanying consolidated financial statements include the accounts of Environmental Plus, Incorporated and its wholly-owned subsidiaries Fire Zap, Inc. and Gulf Coast Towers, Inc. from the date of their respective acquisitions, as discussed below. All material inter-company transactions and balances have been eliminated in consolidation.

      Environmental Plus, Inc. and its subsidiaries (the Company) is primarily in the business of construction and repair of industrial cooling towers, primarily in Texas, Louisiana and Arkansas for electric utility companies; and marketing of fire retarding foam for industrial use. These activities are the result of two significant acquisitions during 1996, as discussed below.

ACQUISITIONS OF BUSINESS

      On June 1, 1996, the Company purchased 100 percent of the stock of Fire Zap, Inc. (FZI). The consideration for the stock of FZI included 450,000 shares of the Company's Series
      A Convertible Preferred Stock. The purchase agreement also provides for certain contingent payment of an additional
      450,000 preferred shares of the Company if the net revenues for the twelve months ending June 1, 1997, of FZI products and services exceeds $900,000. FZI is in the business of marketing a fire retarding foam as a fire fighting device for industrial use. The acquisition of FZI was accounted for as a purchase. Accordingly, the purchase price was allocated to the net assets acquired based upon their fair market values. During fiscal 1997, the sellers of FZI returned for cancellation 300,000 shares of the aforementioned preferred stock at the request of management. No consideration was exchanged for the cancelled shares.

      On June 15, 1996, the Company purchased substantially all of the assets of Gulf Coast Cooling Tower Service, Inc. (GCCTS) from the Company's director and secretary. The acquisition resulted in the continuation of the business underlying the assets through the Company's wholly-owned subsidiary Gulf Coast Towers, Inc. (GCT). The consideration for the assets of GCCTS included 599,000 shares of the Company's Series A Convertible Preferred Stock. The acquisition was between entities under common control and accordingly the purchase of assets was recorded at historical value by the Company in a manner similar to a pooling of interest.

      The accompanying consolidated statements of operations reflect the operating results of FZI and GCCTS since the effective date of the acquisitions. The

                                         ENVIRONMENTAL PLUS, INC.
                                                 AND SUBSIDIARIES

                                   Summary of Accounting Policies
=================================================================

      following pro forma unaudited
      consolidated operating results of the Company is presented as though the acquisitions occurred as of September 1, 1995. However FZI results are included only for the period from inception of FZI (January 22, 1996) to August 31, 1996.

                                                        1996
--------------------------------------------------------------------
Net sales                                            $  429,000
Net income (loss)                                        (3,500)
Earning (loss) per share                             $        -


      The pro forma results have been prepared for comparative purposes only and include certain adjustments. They do not purport to be indicative of the consolidated results of operations which actually would have resulted had the combination been in effect on September 1, 1995, or of the future results of operations of the consolidated entities.


USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclose of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES

      Inventories are valued at the lower of cost (first-in, first-out) or market.

PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation is computed using accelerated and straight-line methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the estimated useful lives of the improvements or the length of the lease, including anticipated renewal periods, whichever is shorter.


ORGANIZATION COSTS AND GOODWILL

      Organizational costs are costs directly associated with the FZI business acquisition and the direct costs of acquiring the KEP shares. The goodwill represents the net cost in excess of net assets acquired in the FZI acquisition.

                                          ENVIRONMENTAL PLUS, INC.
                                                  AND SUBSIDIARIES

                                    Summary of Accounting Policies
==================================================================



      The Company evaluates the recoverability and remaining life of its goodwill and determines whether the goodwill should be completely or partially written-off or the amortization period accelerated. The Company will recognize an impairment of goodwill if undiscounted estimated future operating cash flows of the acquired business are determined to be less than the carrying amount of the goodwill. If the Company determines that the goodwill has been impaired, the measurement of the impairment will be equal to the excess of the carrying amount of the goodwill over the amount of the undiscounted estimated future operating cash flows. If an impairment of goodwill were to occur, the Company would reflect the impairment through a reduction in the carrying value of goodwill.

      During fiscal 1997, these Organization Costs and Goodwill were determined to be completely impaired (see Note 11) and were written-off through a reduction to their carrying value. Prior to impairment, these costs were amortized over a five year period.

TAXES ON INCOME

      The Company accounts for income taxes under the asset and liability method pursuant to Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes". Under SFAS 109, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

CASH EQUIVALENTS

      For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents.

                                      ENVIRONMENTAL PLUS, INC.
                                              AND SUBSIDIARIES

                                Summary of Accounting Policies
==============================================================

PER SHARE INFORMATION

      Per share information is based on the weighted average number of common and dilutive common equivalent shares outstanding. Common stock equivalents in the form of stock options and warrants are also considered in the computation, if dilutive.

FAIR VALUE OF FINANCIAL INSTRUMENTS

      Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose the estimated fair values for its financial instruments for which it is practicable to estimate their values. The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

      NOTES RECEIVABLE - Certain of the notes receivable have a carrying value which approximates fair value because of the short maturity of those instruments. For the long-term note receivable, the carry value approximates fair value based on bank loans held by the debtor with similar terms and maturity.

      LINE OF CREDIT AND TERM NOTES - Based on the rates currently available to the Company for bank loans with similar terms and average maturities, the fair value of the line of credit and term notes approximate the carrying value.

      NOTES PAYABLE TO RELATED PARTY - The carrying value of notes payable to related party approximates fair value because of the short-maturity of those instruments.

NEW ACCOUNTING STANDARDS

      Effective September 1, 1996, the company adopted SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 establishes a new, fair value-based method of measuring stock-based compensation, but does not require an entity to adopt the new method for preparing its basic financial statements. For entities not adopting the new method for preparing basic financial statements, SFAS No. 123 requires disclosures in the footnotes of pro forma net earnings and earnings per share information as if the fair value-based method had been adopted. The Company expects no effect from the adoption of this new standard.

                                         ENVIRONMENTAL PLUS, INC.
                                                 AND SUBSIDIARIES

                                   Summary of Accounting Policies
=================================================================

      In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share". This Statement establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. This Statement simplifies the previous standards for computing earnings per share, and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. This Statement is effective for financial statements issued for periods ending after December 15, 1997. The Company will comply with the disclosure requirements of SFAS 128 in its financial statements for its fiscal year ending August 31, 1998.


      In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those business enterprises report selected financial information about operating segments in interim reports to shareholders.
      It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The disclosure requirements of SFAS Nos. 131 are effective for financial statements for financial years beginning after December 15, 1997. The Company will comply with the disclosure requirements of SFAS No. 131 in its financial statements for its fiscal year ending August 31, 1999.

                                         ENVIRONMENTAL PLUS, INC.
                                                 AND SUBSIDIARIES

                       Notes to Consolidated Financial Statements
=================================================================
1.    INVENTORIES

      Inventories at August 31, 1997 and 1996 consist primarily of parts for construction of cooling towers and trailers totaling $53,128 and $43,256, respectively.

2.    NOTES RECEIVABLE

      Notes receivable are unsecured and consist of the following:

                                                   August 31,       August 31
                                                     1997             1996
   --------------------------------------------------------------------------
      12.5% note due from Lewis Industries,
       principal and interest payable on or
       before December 15, 2005 (see Note 11)      $183,798          $201,369

      Prime plus 1% note due from Tri-State,
       principal and interest payable on or
       before June 2, 2000                           74,396            76,000

      12.5 % note due from Lewis Industries,
       principal and interest payable on or
       before October 8, 1997                        25,000                 -

      12.0% note due from Fire Response
       Systems Inc., principal and
       interest payable on or before August
       30, 1998 - Fire Zap Inc.                      30,210                 -
      -----------------------------------------------------------------------
                                                    313,394           277,369
      Less reserve for doubtful accounts             63,000                 -
      -----------------------------------------------------------------------
                                                   $250,394          $277,369

      =======================================================================

3.    PROPERTY AND EQUIPMENT

      Property and equipment consists of the following:

                                 August 31,      August 31,
                                    1997             1996
     -------------------------------------------------------
     Land                          $ 21,500       $ 21,500
     Building and improvements       75,633         75,633
     Machinery and equipment         29,646         25,323
     Transportation equipment        29,819         29,819
     -------------------------------------------------------
                                    156,598        152,275
     Accumulated depreciation       (20,539)        (7,689)
     -------------------------------------------------------
                                   $136,059       $144,586
     =======================================================

                                        ENVIRONMENTAL PLUS, INC.
                                                AND SUBSIDIARIES

                      Notes to Consolidated Financial Statements
================================================================

4.    LINE OF CREDIT AND NOTES PAYABLE TO RELATED PARTIES

     At August 31, 1997, the Company had net borrowings of $30,240 under a revolving line of credit with a bank. The maximum borrowings under the line of credit is $37,000 and the agreement terminates as of July 31, 1998. The line of credit is secured by a note receivable from Fire Response Systems of FZI and accrues interest at 11.5 percent. In addition, the Company also had net borrowings of $30,000 under term note payable agreement which matures as of December 5, 1997. This note is secured by inventory of FZI and accrues interest at prime rate plus 3 percent (11.5 percent at August 31, 1997).

Notes payable to related parties consist of the following:

                                   August 31,     August 31,
                                      1997          1996
------------------------------------------------------------
12% unsecured demanding note
  payable to officer               $     --         $  5,000
10% unsecured note payable to
  GCCTS, due July 31, 1998           22,000           12,000
10% unsecured note payable to
  shareholder, due July 31, 1998     14,779            1,000
Other                                 1,030              --
------------------------------------------------------------
                                   $ 37,809         $ 18,000
============================================================


5.    TRANSACTIONS WITH RELATED PARTIES

     During fiscal 1996 and 1997 the Company contracted with an affiliate by common control, to perform certain services on the cooling tower related sales. Costs to the Company and cash disbursements to the affiliate totaled $64,070 and $176,885 in 1996 and 1997, respectively.

     At year end the Company had certain notes payable to related parties as discussed in Note 4. During 1996 GD-JD, Inc., an affiliate by common control, loaned the Company $4,000 and made payments on behalf of the Company for $11,391. The net amount due GD-JD, Inc. at August 31, 1996 was forgiven and added to additional paid-in capital.

      During fiscal 1996, certain expenses totaling $23,445 were paid on behalf of the Company by non-shareholders. These payments are recorded as forgiveness of debt.

                                         ENVIRONMENTAL PLUS, INC.
                                                 AND SUBSIDIARIES

                       Notes to Consolidated Financial Statements
=================================================================

     During 1996 and 1997, the officers of the Company determined that they would not take a salary until cash flow from operations permitted them to pay each of the three officers $50,000. Therefore, no salaries were paid in fiscal 1996 and 1997. The SEC staff has determined that the historical statement of operations should reflect all costs of doing business (SAB 79). Accordingly, officers' salaries for 1996 and 1997 were imputed. This expense is reflected in the 1996 and 1997 statement of operations and also as an increase to paid-in capital.


6.    INCOME TAXES

     During the years ended August 31, 1996, the Company utilized net operating loss carryforwards of $30,529 to offset taxable income. Therefore, there is no provision for federal income tax for the years then ended. This resulted in a reduction of the recorded deferred tax asset at August 31, 1996 of $10,400, respectively. The related valuation allowance was reduced accordingly. As of August 31, 1997 and 1996, management established a 100 percent valuation allowance since it is more likely than not the deferred tax assets will not be realized based on the weight of available evidence.

       In accordance with the Internal Revenue Code, the availability to carry forward net operating losses incurred prior to 1987 are limited due to a significant change in ownership during that year. If not utilized, these net operating losses will begin to expire in 2006. The remaining net operating losses for tax purposes, are approximately $100,832. However, during fiscal 1996 there was another significant change in ownership which will further limit the availability of those net operating losses (Note 10). The extent of the limitation has not been determined. The Company has investment tax credits available to be carried forward to offset income tax in the amount of $3,364 which expire in 1998 through 2001.

     The net deferred tax asset in the accompanying balance sheets includes the following at August 31:

                                1997            1996
-------------------------------------------------------
Deferred tax asset            $ 91,184       $ 28,284
Less valuation allowance        91,184         28,284
-------------------------------------------------------

                                    --             --

-------------------------------------------------------
Net deferred tax asset        $     --       $     --
=======================================================

                                         ENVIRONMENTAL PLUS, INC.
                                                 AND SUBSIDIARIES

                       Notes to Consolidated Financial Statements
=================================================================


      The valuation allowance activity for the years ended August
31, consists of the following:

                                         1997             1996
-----------------------------------------------------------------

Balance, beginning of year            $ 28,284         $ 38,684
Utilization of net operating losses         --          (10,400)
Current year net operating loss         62,900               --
-----------------------------------------------------------------

Balance, end of year                  $ 91,184           28,284
=================================================================

7.    PREFERRED STOCK

     The Series A preferred stock was issued in conjunction with the FZI and GCCTS acquisitions. The terms of each share of the Series A Convertible Preferred Stock will, at the option of the shareholders, be convertible into one share of the Company's common stock. The Company may upon written thirty day notice delivered to the shareholders prior to the time of any conversion of such stock into the Company's common stock, repurchase such preferred stock for cash equal to two times the par value of such Preferred Stock. Shareholders are able to convert the Preferred Stock into shares of common stock of the Company at any time after the date of issue. In the event the Company delivers written notice to the shareholders of its intent to repurchase the Preferred Stock, shareholders will have twenty days to deliver written notice to buyer of their intent to convert the Preferred Stock into buyer's common stock.


8.    COMMITMENTS AND  CONTINGENCIES

     The Company entered into a Financial Advisory Agreement with
Barron and Chase Securities. As part of the agreement the Company issued 1,500,000 shares of its common stock. The agreement outlines the duties of the financial advisor and the fees for the related services.

      Fire Zap, Inc. entered into a management agreement with certain of its officers in February 1996, which stipulates salary and bonus requirements. The term of the agreement is twenty years.

      The Company is generally self-insured for losses and liabilities related primarily to workers' compensation, health and welfare claims, physical damage to property, business interruption resulting from certain events, and comprehensive general, product and vehicle liability.

                                         ENVIRONMENTAL PLUS, INC.
                                                 AND SUBSIDIARIES

                       Notes to Consolidated Financial Statements
=================================================================

9.    RETIREMENT PLAN

     Effective August 1, 1994, the Company was provided with a 401(k) Retirement Savings Plan (the Plan) through KOC, that covered substantially all of its employees. Under the provisions of the Plan, employees were limited in contributions to 20 percent of their gross wages. The Company contributed $.25 for each dollar of the first $1,000 contributed by employees. Pursuant to the change in ownership as discussed in Note 10, the employees are no longer covered under this Plan.


10.   CHANGE IN OWNERSHIP

     In September 1991, ownership of the common stock shares held by Joe D. Kinlaw was transferred to the Kinlaw Family Trust. This trust is an irrevocable trust for the benefit of Mr. Kinlaw's minor children. Through October 1995, the Trust was controlled by trustees unaffiliated with Mr. Kinlaw. In October 1995, the above mentioned trustees resigned and Jim Harris was appointed trustee of the Trust.

      Subsequent  to August 31, 1995, 34,000,000  shares  of  the
Company's  common  stock, which were held by  the  Kinlaw  Family
Trust, were sold to Environmental Plus, Inc.

11.   SUBSEQUENT EVENT AND GOING CONCERN

      The Company has incurred operating losses over the last two years, which raises doubt about the Company's ability to continue as a going concern.

      During January 1998 and as part of management's plan to have the Company continue to operate in the foreseeable future, a Stock Purchase Agreement was entered into among Terminator Technologies, Inc. (TTI), a Texas corporation, EPI and various shareholders of EPI. As stated in the Agreement, TTI will become the new control group through the purchase of the majority shares of EPI and its various shareholders. However, the agreement is subject to completion and satisfaction of several covenants and conditions of agreement. As part of the conditions, EPI will consummate a reverse stock split of its common shares on the basis of 1 for 10. The Company currently has 40,329,136 shares of common stock and 1,024,000 shares of preferred stock issued and outstanding. After the reverse stock split and as a part of the Agreement, EPI would no longer have any outstanding shares of preferred stock and 4,062,006 shares of common stock outstanding. TTI will own 2,472,282 (61 percent) shares of the outstanding common stock. The various shareholders and EPI will receive
$105,003 and $20,000, respectively, as proceeds from sale of shares to TTI. As part of the Agreement, certain shareholders will retain the notes receivable from Lewis Industries and Tri-State as discussed in Note 2. The Agreement expires on February 28,
1998 or at the date set forth therein.

                                        ENVIRONMENTAL PLUS, INC.
                                                AND SUBSIDIARIES

                      Notes to Consolidated Financial Statements
================================================================

      If the Stock Purchase Agreement is consummated, TTI expects to contribute significant operating assets and working capital to the Company. Management believes that the Stock Purchase Agreement will be completed during fiscal 1998 and should provide adequate assets and working capital to allow the Company to continue for the foreseeable future.


12.  SUPPLEMENTAL CASH FLOW INFORMATION

     During the fiscal 1997 and 1996 no cash was paid for interest or income taxes.

      As described in Note 5, the Company recognized forgiveness of debt income in 1996 in the amount of $23,455.

      As described in the Accounting Policies, during fiscal 1996 the Company issued 574,184 preferred shares and 450,000 common shares in the acquisitions of Gulf Coast Towers, Inc. and Fire
Zap, Inc., respectively.

      During 1996 the Company issued 1,573,443 common shares for services provided. Also in 1996, additional paid-in capital was credited for the payment of certain accruals totaling $12,996 by shareholders.

               ENVIRONMENTAL PLUS, INCORPORATED
                      AND SUBSIDIARIES
            Consolidated Balance Sheets (Unaudited)
             November 30, 1997 and August 31, 1997

                                                    November 30,        August 31,
                                                       1997                1997
-----------------------------------------------------------------------------------
ASSETS
CURRENT
   Cash                                             $   2,556           $  19,226
   Accounts receivable - trade                         19,578              12,880
   Note receivable                                     29,412              55,210
   Inventory                                           53,375              53,128
   Other                                                5,835               9,495
                                                    ---------            --------
Total current assets                                  110,756             149,939

NOTE RECEIVABLE                                       179,455             195,184

PROPERTY, PLANT AND EQUIPMENT - NET                   132,847             136,059
OTHER
   Goodwill and organization costs- net                    --                  --
                                                    ---------           ---------
                                                    $ 423,058           $ 481,182
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                 $  47,527              71,083
   Accrued expenses                                     4,870               5,605
   Line of credit and term notes                       57,902              60,240
   Notes payable and due to related parties            18,487              37,809
                                                    ---------           ---------
Total Current Liabilities                           $ 128,786           $ 174,737

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Preferred stock, (100,000,000 authorized;
     $1.00 par, 1,024,000 shares issued and
     outstanding, respectively)                      466,600              466,600
   Common stock (100,000,000 shares
     authorized, $.001 par, 40,329,136
     shares issued and outstanding)                   40,328               40,328
   Paid-in Capital                                   644,084              644,084
   Accumulated deficit                              (856,740)            (844,567)
                                                   ---------            ---------
   Total Stockholders' Equity                        294,272              306,445
                                                   ---------            ---------
                                                   $ 423,058              481,182
                                                   =========            =========


                 ENVIRONMENTAL PLUS, INCORPORATED
                        AND SUBSIDIARIES
               Consolidated Statements of Operations


Three months ended November 30,                         1997                1996
-----------------------------------------------------------------------------------

REVENUES:
   Sales                                           $   17,703          $  221,753
   Interest                                             8,568               7,500
                                                   ----------          ----------
Total                                                  26,271             229,253

COST OF SALES                                          10,522             210,476

GENERAL AND ADMINISTRATIVE
   Depreciation and amortization                        3,213               4,484
   Payroll taxes                                          338                  --
   Interest and bank charges                            2,822               1,023
   Supplies                                               187                 604
   Professional fees                                    3,560                 900
   Taxes and licenses                                     530                 237
   Utilities and telephone                              1,192               1,375
   Salaries and benefits                               10,806              37,500
   Travel                                                 650                 683
   Insurance                                            3,855                  --
   Other Administrative Expenses                          769                 900
                                                   ----------           ---------
Total General and Administrative                       27,922              47,706

NET INCOME (LOSS) BEFORE INCOME TAXES
  AND EXTRAORDINARY ITEM                              (12,173)            (28,929)

INCOME TAXES                                               --                  --

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM           (12,173)            (28,929)

EXTRAORDINARY ITEM - FORGIVENESS OF DEBT                   --                  --

NET INCOME (LOSS)                                     (12,173)            (28,929)

PER SHARE DATA:
   Net income (loss) per share                             --                  --
   Weighted Average shares outstanding             40,329,136          40,329,136


                   ENVIRONMENTAL PLUS, INCORPORATED
                          AND SUBSIDIARIES
                Consolidated Statements of Cash Flows


Three Months ended November 30,                         1997                 1996
-------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Income (loss) from operations                   $ (12,173)          $  (28,929)
   Adjustments to reconcile income (loss)
     from operations to cash provided by
     (used in) operating activities:
     Depreciation and amortization                     3,213                4,484
     Imputed officers' salaries                           --               37,500
     Change in assets and liabilities:
       Increase in accounts receivable - trade        (6,698)            (198,865)
       (Increase) decrease in inventory                  247               43,256
       Decrease in other assets                        3,660                2,500
       Increase (Decrease) in accounts payable
         and accrued expenses                        (24,291)             139,932
                                                   ---------            ---------
Net cash flows used in operating activities          (36,536)                (123)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of capital assets                             --                   --

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from line of credit and
    notes payable                                         --                   --
   Retirement of debt                                (21,660)                  --
   Collection of note receivable                      41,526                   --
   Loan on note receivable                                --                   --

Net cash flows provided by financing activities       19,866                   --

Increase (Decrease) in Cash                          (16,670)                (123)
Cash, beginning of period                             19,226               10,561
                                                   ---------            ---------
Cash, end of period                                $   2,556            $  10,438


                ENVIRONMENTAL PLUS, INCORPORATED
                       AND SUBSIDIARIES
                 Notes to Financial Statements
                      November 30, 1997
-------------------------------------------------------------------------


NOTE 1 - STATEMENT BY MANAGEMENT CONCERNING INTERIM FINANCIAL
         INFORMATION

The financial information for November 30, 1997, included herein is unaudited and does not include all information and footnotes required by generally accepted accounting principles for complete financial statements; however, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary to a fair statement of the results for the interim period. It is suggested, however, that the accompanying financial statements be read in conjunction with the financial statements and notes thereto incorporated by reference in the Company's August 31, 1997 Annual Report on Form 10-K.

NOTE 2 - SUPPLEMENTAL CASH FLOW INFORMATION

During the three months ended November 30, 1997, the Company used cash to pay interest expense in the amount of $794. No cash was paid for income taxes.

                           APPENDIX A

                   TBCA Articles 5.12 and 5.13
                   ---------------------------


Set forth below is a reproduction of Articles 5.12 and 5.13 of the Texas Business Corporation Act:


ARTICLE 5.12   PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID
CORPORATE ACTION

     A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in
Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

          (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten
     (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

          (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within twenty (20) day period shall be bound by the action.

          2. Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after the date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

          3. If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

     B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asked for a finding and determination of the fair value of the shareholder's shares.
Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) of other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanies by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

     C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

     D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

     E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

     F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporation, domestic or foreign, that are parties to the merger.

     G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporation action referred to in Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Article 5.13.  Provisions Affecting Remedies of Dissenting
Shareholders

     A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

     B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either
Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders to certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles 5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for what payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder or such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or
5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or
5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                           APPENDIX B

                    STOCK PURCHASE AGREEMENT
                              AMONG
                 TERMINATOR TECHNOLOGIES, INC.,
                      AMJ RESOURCES, INC.,
                ENVIRONMENTAL PLUS, INCORPORATED,
                         J.D. DAVENPORT,
                         CHARLES WHITE,
                          GD.JD, INC.,
                               AND
                 NORTPORT MANAGEMENT GROUP, INC.






















                        January 15, 1998

                        TABLE OF CONTENTS

                                                             Page


ARTICLE 1. PURCHASE AND SALE OF EPI SHARES; CLOSING                   1
           1.1.  Purchase and Sale of EPI Shares                      1
           1.2.  Closing                                              2

ARTICLE 2.REPRESENTATIONS AND WARRANTIES OF EPI AND
     SELLING SHAREHOLDERS                                             2
           2.1.  Organization; Good Standing                          2
           2.1.  Subsidiaries                                         2
           2.2.  Capitalization                                       2
           2.3.  Authority; Enforceability; Non-Contravention         3
           2.4.  Taxes                                                3
           2.5.  Property                                             4
           2.6.  Transferred Shares                                   4
           2.7.  Contracts                                            4
           2.8.  Litigation                                           4
           2.9.  Governmental Permits                                 4
           2.10. Compliance with Laws                                 4
           2.11. Employee Plans                                       5
           2.12. Finder's Fees                                        5
           2.13. Directors, Officers and Employees                    5
           2.14. Bank Accounts, etc.                                  5
           2.15. Real Property                                        5
           2.16. Employees, Labor Matters, Etc.                       5
           2.17. HSR                                                  6
           2.18. Records                                              6
           2.19. Further Representation                               6

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF TTI                      6
           3.1.  Organization; Good Standing; Listing                 6
           3.2.  Authority; Enforceability; Non-Contravention         6
           3.3.  Finder's Fees                                        7
           3.4.  HSR                                                  7
           3.5.  Investment Intent                                    7
           3.6.  Further Representations                              7

ARTICLE 4. COVENANTS OF EPI AND THE SELLING SHAREHOLDERS              7
           4.1.  Operation Prior to the Closing Date                  7
           4.2.  No Solicitation                                      8

ARTICLE 5. ADDITIONAL AGREEMENTS                                      9
           5.1.  Shareholders Meetings; Proxy Statement               9


                               (i)

           5.2.  Access                                               9
           5.3.  Reasonable Efforts                                  10
           5.4.  Public Announcements                                10
           5.5.  Notification of Certain Matters                     10
           5.6.  Resignation of Directors of EPI                     10
           5.7.  Proposed Stock Split                                10
           5.8.  Expenses                                            11
           5.9.  Retirement of Preferred Shares                      11

ARTICLE 6. CONDITIONS PRECEDENT TO CLOSING BY BUYER                  11
           6.1.  Representations and Warranties                      11
           6.2.  EPI Documents                                       11
           6.3.  Selling Shareholder Documents                       12
           6.4.  EPI Obligations Performed                           12
           6.5.  Satisfaction or Waiver of Conditions
                   Precedent of EPI                                  12
           6.6.  TTI's Investigation                                 12

ARTICLE 7.   CONDITIONS PRECEDENT TO CLOSING BY EPI AND THE
     SELLING SHAREHOLDERS                                            13
           7.1.  Stockholder Approval                                13
           7.2.  Representations and Warranties                      13
           7.3.  TTI Documents                                       13
           7.4.  Satisfaction or Waiver of Conditions
                   Precedent of TTI                                  14
           7.5.  TTI Obligations Performed                           14

ARTICLE 8. TERMINATION                                               14
           8.1.  Termination by Mutual Consent                       14
           8.2.  Termination by EPI or the Selling Shareholders      14
           8.3.  Termination by TTI                                  14
           8.4.  Termination Resulting from Acquisition Proposals    15
           8.5.  Effect of Termination                               15

ARTICLE 9. DEFINITIONS                                               15
           9.1.  Definitions                                         15
           9.2.  Defined Terms                                       18

ARTICLE 10. MISCELLANOUS                                             18
          10.1.  Expenses of the Transaction                         18
          10.2.  Further Assurances                                  18
          10.3.  Notices                                             18
          10.4.  No Modification Except in Writing                   19
          10.5.  Entire Agreement                                    19
          10.6.  Severability                                        19
          10.7.  Assignment                                          19
          10.8.  Publicity; Announcements                            20
          10.9.  Choice of Law                                       20
         10.10.  Captions; Construction                              20



                              (ii)

                    STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of the 15th day of January, 1998, by and among TERMINATOR TECHNOLOGIES, INCORPORATED, a Texas corporation ("TTI"), AMJ RESOURCES, INC., a Delaware Corporation ("AMJ" and collectively with TTI and their respective assigns, referenced to as "Buyer"), ENVIRONMENTAL PLUS, INCORPORATED, a Texas corporation ("EPI"), GEORGE DAVIS, ("Davis"), J. D. DAVENPORT ("Davenport"), CHARLES WHITE ("White"), GD/JD, INC. ("GD/JD") and NORTHPORT MANAGEMENT GROUP, INC. ("Northport"). Collectively, Davis, Davenport, White, GD/JD and Northport are referred to as the "Selling Shareholders."


                      W I T N E S S E T H:

     WHEREAS, EPI has proposed to consummate a reverse stock split on the terms set forth in Schedule A (the "Proposed Stock Split"), pursuant to which each outstanding share of EPI Common stock, $ .001 par value per share, will be converted into 0.1 shares of EPI common stock, $.01 par value per share (the "EPI Shares");

     WHEREAS, except as otherwise set forth herein, all references to EPI Shares contained herein assume consummation of the Proposed Stock Split;

     WHEREAS, the Selling Shareholders desire to sell to Buyer an aggregate of 2,362,282 EPI Shares ("Transferred Shares") as further set forth on Schedule A attached hereto, which Transferred Shares will represent approximately 58% of the then outstanding shares of EPI Common;

     WHEREAS, EPI desires to sell to Buyer, and Buyer desires to purchase from EPI, a warrant (the "Warrant") to acquire up to 1.5 million EPI Shares (the "Warrant Shares"), upon terms and conditions set forth herein;

     WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the proposed purchase and sale of EPI Shares and to set forth various conditions to the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto, intending to be legally bound, hereby agrees as follows:

ARTICLE   1.   PURCHASE AND SALE OF EPI SHARES; CLOSING

     1.1. PURCHASE AND SALE OF EPI SHARES. In reliance upon the representations and warranties and subject to the terms and conditions of this Agreement, (a) each Selling Shareholder hereby agrees to sell, assign, transfer and deliver to Buyer, and Buyer hereby agrees to purchase from each Selling

Shareholder, the number of Transferred Shares set forth beside each such Selling Shareholder's name on Schedule A attached hereto, at the Closing at the purchase price of $0.04445 per EPI Share ("Per Share Purchase Price"), representing an aggregate amount of $105,003.43 (the "Shareholder Proceeds"), and (b) EPI hereby agrees to sell and issue to Buyer, and Buyer agrees to purchase from EPI, at the Closing the Warrant for an aggregate consideration of $20,000 (the "EPI Proceeds"). The Warrant shall provide the Buyer the right to acquire up to 1.5 million shares of (EPI Common at an exercise price per share equal to the Per Share Purchase Price, and shall expire on January 5, 2000. The Warrant shall be in substantially the same form and substance as Exhibit A attached hereto.

          1.2. CLOSING. The Closing of the purchase and sale of the Transferred Shares and the Warrant (the "Closing") shall take place at 10:00 a.m. on a date (the "Closing Date") to be specified by the parties, which shall be no later than the fifth
(5th) business day after the satisfaction or waiver of the conditions set forth in Articles 6 and 7 hereof, unless another date or place is agreed to in writing by the parties hereto, at the offices of Arter & Hadden LLP, Dallas, Texas, or some other mutually agreeable location in Dallas, Texas.

ARTICLE   2. REPRESENTATIONS AND WARRANTIES OF EPI AND SELLING
        SHAREHOLDERS

     EPI and each Selling Shareholder hereby jointly and severally represent and warrant to Buyer with regard to EPI, and each Selling Shareholder represents and warrants with respect to itself or himself individually, as applicable as follows; provided that, the representations and warranties set forth below assume the consummation of the disposition of the shares of GCCTS and FZI by EPI prior to the Closing and therefore do not include any assets or liabilities or other matters relating to GCCTS or
FZI:

     2.1. ORGANIZATION; GOOD STANDING. EPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified as a foreign corporation in all jurisdictions in which it is required to qualify as a result of the conduct of its business or ownership of its properties and where the failure to be so qualified could reasonably be anticipated to have a Material Adverse Effect. EPI has delivered to TTI complete and correct copies of its Certificate of Incorporation and Bylaws as in effect on the date hereof.

     2.2. SUBSIDIARIES. EPI does not have any Subsidiaries, and does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, Joint Venture, association or other Person.

     2.3. CAPITALIZATION. The authorized capital stock of EPI as of the date of this Agreement consists of 100,000,000 shares of common stock, $.001 par value per share, of which 40,433,549 shares are issued and outstanding, and 100,000,000 shares of preferred stock, $1.00 par value per share ("EPI Preferred"), of which 1,049,000 shares are issued and outstanding. Following the Proposed Stock Split and other transactions contemplated hereby, the authorized capital stock of EPI will consist of 100,000,000 shares of common stock, $.01 par value per share, of which 4,043,354 shares will be issued and outstanding, and 100,000,000 shares of Preferred Stock, $1.00 par value per share, none of which will be outstanding. There are no outstanding options, warrants, calls, puts, commitments and other rights to purchase, or securities or other rights convertible or exchangeable into, capital stock of EPI. All securities issued or issuable by EPI have been paid for and delivered in accordance with the terms of applicable agreements or instruments, duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; none of such securities were issued in violation of the preemptive rights of any holder of any security of EPI or any similar rights granted by EPI or Applicable Law. Schedule 2.3 also sets forth the anticipated stock ownership of EPI following the Proposed Stock Split. No person has any rights to require or join in the registration of any securities of EPI.

     2.4. AUTHORITY; ENFORCEABILITY; NON-CONTRAVENTION. EPI has the corporate power and authority to conduct the business and activities conducted by it and to own or lease the assets owned or leased by it. EPI, GD/JD and Northport, as applicable, each has the corporate power and authority (subject to the approval of the shareholders of EPI as set forth in Section 7.1) to execute and deliver this Agreement and all other documents required to be executed and delivered by EPI, GD/JD and Northport, as applicable, hereunder, to consummate the transactions hereby contemplated, and to take all other actions required to be taken by such party pursuant to the provisions hereof. This Agreement and all other documents required to be executed and delivered by EPI hereunder have been duly authorized by all corporate action necessary on the part of EPI, GD/JD and Northport, as applicable, (subject to the approval of the shareholders of EPI as set forth in Section 7.1) and have been duly, or will when executed and delivered be duly, executed and delivered by EPI and the Selling Shareholders, as applicable and constitute the legal, valid and binding obligations of such party, enforceable against such party in accordance with their terms. Neither the execution nor the delivery of this Agreement or any other documents required to be executed and delivered by EPI or the Selling Shareholders hereunder or the consummation of the transactions contemplated hereby (i) conflicts with or constitutes any violation or breach of the Certificate of Incorporation or the Bylaws of EPI or such Selling Shareholders; (ii) constitutes any violation or breach of, or gives any other Person any rights (including any right of acceleration, termination or cancellation) under, any EPI Contract or other document or agreement to which EPI is a party, the violation of which, in the aggregate, could reasonably be expected to have a Material Adverse Effect; (iii) constitutes a violation of any Order or Applicable Law; or (iv) will result in the creation of any Lien on any of the assets or properties of EPI or the Selling Shareholders. None of the Selling Shareholders is suffering under any legal disability which would prevent him, her or it from executing, delivering or performing the obligations hereunder or consummating the transactions contemplated hereby or made such execution, delivery, performance or consummation verbal or subject to necessary ratification, and no signature or consent of any third party is necessary in connection therewith for the transactions contemplated hereby to be binding upon and enforceable against the Selling Shareholders and their property.

     2.5. NO UNDISCLOSED LIABILITIES.   EPI does not have any
Liabilities that, in the aggregate, reasonably could be anticipated to exceed $5,000 except for legal, accounting, and similar transaction costs incurred in connection with this Agreement or transactions contemplated hereby.

     2.6. TAXES. All Taxes levied, assessed, or imposed upon EPI have been duly and freely paid. All filings, returns, and reports with respect to Taxes required by any foreign or domestic law or regulation to be filed by EPI on or prior to the date hereof have been duly and timely filed, except where such failures to file, in the aggregate, could not reasonably be anticipated to result in EPI's payment of in excess of $5,000 for periods prior to December 31, 1997. There are no agreements, waivers or other arrangements (oral or written) currently in force providing for extensions of time with respect to the assessment or collection of unpaid Taxes, nor, are there any actions, suits, proceedings, inquiries, investigations or claims of any nature or kind whatsoever now pending or, to the Knowledge of EPI, threatened, against EPI with respect to any such returns or reports, or any such Taxes, or any matters under discussion with any federal, state, county, local or other authority relating to Taxes.

     2.7. PROPERTY.  EPI has no material assets.

     2.8. TRANSFERRED SHARES. Immediately prior to and at the Closing and following the Proposed Stock Split, the Selling Shareholders shall be the sole and lawful owner of the shares set forth beside each such shareholder's name identified as "Transferred Shares" in Schedule A hereto, representing 2,362,282 shares or approximately 58% of the outstanding shares of EPI at Closing. On the Closing Date, the Selling Shareholders shall hold all Transferred Shares free and clear of all liens, and covenants or adverse claims of any kind or character. Each of the Selling Shareholders has full records and beneficial ownership of the number of shares of EPI Common set forth on Schedule A. There are no written instruments, buy-sell agreements or other agreements by and between or among EPI, any EPI Subsidiary or any of the Selling Shareholders, whether or not EPI is a party thereto, imposing any restrictions upon the transfer prohibiting the transfer of or otherwise pertaining to Transferred Shares or the ownership thereof.

     2.9. CONTRACTS. EPI is not a party to any material contract. At or prior to Closing, EPI shall cancel all contracts other than those specifically designated by Buyer to continue following the Closing.

     2.10. LITIGATION. There is no claim or Proceeding, in each case domestic or foreign, pending or, to the Knowledge of EPI, threatened against, or involving the properties or business of EPI which (a) questions the validity of the issuance of the capital stock of EPI, this Agreement or any action taken or to be taken by EPI pursuant to or in connection with this Agreement; or
(b) could otherwise reasonably be anticipated to have a Material
Adverse Effect.

     2.11. GOVERNMENTAL PERMITS. EPI does not own, hold or possess any Governmental Permits.

     2.12. COMPLIANCE WITH LAWS. Except for any violations of Applicable Law arising from EPI's failure to timely file its Annual Report on Form 10-K for its fiscal year ended August 31, 1997 (which remains unfiled). EPI has complied with Applicable Law and Orders of any Governmental Authority having jurisdiction over it or its operations, including, but not limited to, all rules or regulations regulating, if applicable, zoning, fair and equal employment practices, the safety of the workplace, the discharge of materials into the Environment or otherwise relating to the protection of the Environment, antitrust, anti-monopoly or anti-competitive activities, wages, hours, collective bargaining and the payment of withholding and social security taxes except to the extent that such non-compliance or partial compliance could not reasonably be anticipated to have a Material Adverse Effect. EPI has not received any written notice or, to its Knowledge, oral notice from any Person to the effect that, or otherwise been advised that, EPI is not in compliance with any Applicable Law, ordinance, regulation, building or zoning law, except to the extent that such non-compliance or partial compliance could not reasonably be anticipated to have a Material Adverse Effect, and EPI has no reason to anticipate that any existing circumstances are likely to result in a violation of any law, statute, ordinance or regulation, the non-compliance or partial compliance with which could reasonably be anticipated to have a Material Adverse Effect.

     2.13. EMPLOYEE PLANS. EPI does not maintain, or during the three year period preceding the date hereof has not maintained, any "employee benefit plan," as such term is defined in section 3(3) of ERISA, whether or not subject to ERISA, or any bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee or former employee of EPI or the beneficiaries or dependents of any such employee or former employee (such employees, former employees, beneficiaries and dependents collectively, the "EPI Employees") or under which any EPI Employee is or may become eligible to participate or derive a benefit, or any other plan which exists to benefit or compensate employees, (collectively, the "EPI Plans").

     2.14. FINDER'S FEES. EPI has not taken any action which would impose any obligation or liability to any person for finder's fees, agent's commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     2.15. DIRECTORS, OFFICERS AND EMPLOYEES. Schedule 2.15 sets forth a list of all directors, officers or managers of EPI. Except as set forth on Schedule 2.15, EPI does not have any outstanding loans or extension of credit to, or any contracts, agreements or understandings with, any executive officer or director or member of their immediate family or any person with which any such person has a material relationship.

     2.16. BANK ACCOUNTS, ETC. Schedule 2.16 sets forth a list of all (i) bank accounts of EPI and the persons authorized to draw thereon and the balances thereof as of the date hereof; (ii) safe deposit boxes of EPI and the persons who have access thereto; and
(iii) powers of attorney for tax purposes or otherwise and a summary of the terms thereof.

     2.17. REAL PROPERTY. EPI does not own or lease, directly or indirectly, or have any fixed or contingent obligation to acquire, any interest in any real property that is used in any manner in connection with its respective business.

     2.18 EMPLOYEES, LABOR MATTERS, ETC. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no petition pending or, to the Knowledge of EPI, threatened with respect to any employee employed in the operation of the business of EPI that could reasonably be anticipated to have a Material Adverse Effect. To the Knowledge of EPI, EPI has complied with all provisions of Applicable Law pertaining to the employment of employees, including, without limitation, all such Applicable Law relating to labor relations, equal employment, fair employment practices, entitlement, prohibited discrimination or other similar employment practices or acts, except to the extent that any failure so to comply, individually or together with all other such failures, has not had or resulted in, or could not reasonably be anticipated to have or result in, a Material Adverse Effect.

     2.19. HSR. Immediately prior to the Closing, the "Person" (as defined in the regulations issued by the Federal Trade Commission under the HSR Act) within which EPI is included will have total assets (as shown on its last regularly prepared balance sheet) and annual net sales (as shown on its last regularly prepared annual statement of income and expenses) of less than $100,000,000.

     2.20 RECORDS. The respective minute books, comment books of account, stock record books and other records of EPI, all of which have been or will be made available to Buyer, contain accurate and complete records of all corporate actions of the respective stockholders and boards of directors (and committees thereof) during the periods of time in which such minute books were maintained.

     2.21. FURTHER REPRESENTATION. No representation or warranty of EPI contained in this Agreement contains any untrue statement of, or omits to state, a material fact necessary in order to make the statements made herein, in light of the circumstances under which they are made, not misleading. Copies of all documents listed in the Schedules and furnished or given, or to be furnished or given, by EPI to Buyer or Buyer's agents are or will be true, complete and genuine.

ARTICLE   3.   REPRESENTATIONS AND WARRANTIES OF TTI

          TTI and AMJ hereby represent and warrant, jointly and severally, to EPI and the Selling Shareholders that as of the date hereof:

     3.1. ORGANIZATION; GOOD STANDING. TTI and AMJ are each a corporation duly organized, validly existing and in good standing under the laws of the States of Texas and Delaware, respectively, and are qualified as a foreign corporation in all jurisdictions in which it is required to qualify as a result of the conduct of its business or ownership of its properties and where the failure to be so qualified could reasonably be anticipated to have a Material Adverse Effect. TTI and AMJ have delivered to EPI and the Selling Shareholders complete and correct copies of their Articles of Incorporation and Bylaws as in effect on the date hereof.

     3.2. AUTHORITY; ENFORCEABILITY; NON-CONTRAVENTION. TTI and AMJ each have the corporate power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by Buyer hereunder, to consummate the transactions hereby contemplated, and to take all other actions required to be taken by Buyer pursuant to the provisions hereof. This Agreement and all other documents required to be executed and delivered by Buyer hereunder have been duly authorized by all corporate action necessary on the part of Buyer and have been duly, or will when executed and delivered be duly, executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms. Neither the execution nor the delivery of this Agreement or any other documents required to be executed and delivered by Buyer hereunder or the consummation of the transactions hereby contemplated by Buyer (i) conflicts with or constitutes any violation or breach of the Articles of Incorporation or the Bylaws of either Buyer; (ii) constitutes any violation or breach of, or gives any other Person any rights (including any right of acceleration, termination or cancellation) under, any contract or other document or agreement to which either Buyer is a party, the violation of which, in the aggregate, could reasonably be expected to have a Material Adverse Effect; (iii) constitutes a violation of any Order or Applicable Law; or (iv) will result in the creation of any Lien on any of the assets or properties of either Buyer. There are no consents, approvals, permissions, licenses, authorizations or other requirements described by any Applicable Law or by contract required to be obtained or filed by either Buyer to permit the consummation by either Buyer of the Transactions contemplated herein.

     3.3. FINDER'S FEES. Buyer has not taken any action which would impose any obligation or liability to any person for finder's fees, agent's commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.4.  HSR.  Immediately prior to the Closing, the "Person"
(as defined in the regulations issued by the Federal Trade
Commission under the HSR Act) within which Buyer is included will have total assets (as shown on its last regularly prepared balance sheet) and annual net sales (as shown on its last regularly prepared annual statement of income and expenses) of less than U.S. $ 100,000,000.

     3.5. INVESTMENT INTENT. Buyer is acquiring the Transferred Shares and the Warrant (and any Warrant Shares issued or issuable upon the exercise thereof) purchased by it for its own account, for investment and not with a view to, or for sale in connection with, a distribution of such shares of EPI Common or any part thereof. Buyer understands that the shares of EPI Common acquired hereunder have not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws, and are being offered or sold in reliance upon federal and state exemptions for transactions not involving any public offering. Buyer is a sophisticated investor with knowledge and experience in business and financial matters and is experienced in the valuation of businesses similar to EPI. Buyer has received information concerning EPI and has been afforded, prior to the Closing Date, the opportunity to ask questions of, and receive answers from, EPI and the Selling Shareholders and to obtain any additional information, to the extent available to EPI without unreasonable effort or expense, necessary for Buyer to make an informed investment decision with regard to the Transferred Shares, the Warrant and the Warrant Shares.

     3.6. FURTHER REPRESENTATION. No representation or warranty of Buyer contained in this Agreement contains any untrue statement of, or omits to state, a material fact necessary in order to make the statements made herein, in light of the circumstances under which they are made, not misleading. Copies of all documents listed in the Schedules and furnished or given, or to be furnished or given, by Buyer to EPI, the Selling Shareholders or their respective agents are or will be true, complete and genuine.
ARTICLE   4.   COVENANTS OF EPI AND THE SELLING SHAREHOLDERS

     EPI and the Selling Shareholders hereby agree to perform as follows:

     4.1. OPERATION PRIOR TO THE CLOSING DATE. Subject to the provisions of Section 4.2, from the date hereof through the Closing Date:

          (a) EPI shall not engage in any practice, take any action or enter into any transaction other than in the customary and ordinary course of business without giving prior notice to TTI.

          (b) EPI shall use its best efforts to (i) pay and perform all of its debts, liabilities and obligations consistent with past practices, except to the extent being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been established,
     (ii) comply in all respects with Applicable Law, except, in each case, where the failure to so perform or comply could not reasonably be anticipated to have a Material Adverse Effect. Except as herein, EPI shall (i) not take any action, and shall endeavor in good faith not to permit any event to occur, which would cause or constitute a material breach, or would, if such action or event had occurred prior to the date of this Agreement, have caused or constituted a material breach, of any of the representations and warranties set forth in Article 2 hereof; (ii) in the event of, and promptly after the occurrence of, or promptly after becoming aware of the occurrence of or the impending or threatened occurrence of, any event which would cause or constitute a material breach or would, if it had occurred immediately prior to the date hereof, have caused or constituted a material breach of any of the representations and warranties set forth in Article 2, give notice thereof to Buyer; and (iii) use its best efforts to prevent or promptly to remedy such breach.

          (c) Except as contemplated herein, EPI shall not (i) repurchase, declare or pay any dividends, (ii) make any other distributions consisting of cash or marketable securities or any combination thereof, or (iii) issue, sell or agree to sell any shares of its capital stock, or any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its capital stock.

          (d) EPI shall cancel all EPI contracts and extinguish any liquidated or contingent Liabilities such that, at the Closing, the combined total Liabilities of EPI shall not exceed $5,000.


     4.2. NO SOLICITATION. From and after the date hereof, neither the Selling Shareholders nor EPI will, nor will they permit any of their respective officers, directors, employees, agents and other representatives (collectively, "Representatives") to directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined herein) from any Person or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. EPI and the Selling Shareholders shall immediately cease and cause to be terminated any existing solicitation, discussion or negotiation with any parties conducted heretofore by such party or any Representatives with respect to any of the foregoing. To the extent permitted by Applicable Law, EPI and the Selling Shareholders will promptly notify Buyer of any such discussion or negotiations, requests for such information or the receipt of any Acquisition Proposal, including (a) the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Acquisition Proposal and (b) the material terms and conditions of any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" shall mean any proposal or offer considered for a tender or exchange offer, a merger, consolidation or other business combination involving EPI or any proposal to acquire in any manner a substantial equity interest in or businesses or asset of EPI. Notwithstanding the foregoing, nothing in this Section 4.2 shall prohibit the Board of Directors of EPI from furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire EPI pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or some other transaction, if, and only to the extent that (A) the Board of Directors determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duty to its stockholders, (B) prior to furnishing such information to, or entering into discussions with or negotiations with, such person or entity, to the extent permitted by Applicable Law, EPI provides notice to Buyer to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) to the extent permitted by Applicable Law, EPI keeps Buyer informed, on a current basis, of the status of any such discussions or negotiations.

ARTICLE   5.   ADDITIONAL AGREEMENTS.

     5.1.  SHAREHOLDERS MEETING; PROXY STATEMENT.

          (a) EPI shall take all action necessary in accordance with Applicable Law and in accordance with its certificate or articles of incorporation and bylaws to convene a meeting of its respective stockholders as promptly as practicable after the preparation of the Proxy Statement (defined below), to consider and vote upon the approval of this Agreement and transactions contemplated hereby. Specifically, EPI shall seek the approval of its shareholders for the following transactions (collectively, the "Requested Approvals"): (i) the Proposed Stock Split and adjustments to authorize capital, upon the terms set forth in Section 5.7 hereof, (ii) the sale of the capital stock of Gulf Coast Cooling Tower Service, Inc., a wholly owned subsidiary of EPI ("GCCTS") to Davis in exchange for all of his shares of EPI Preferred, (iii) the sale of the capital stock of Fire Zap, Inc. ("FZI") to H. Wayne Franklin in exchange for all of his shares of EPI Preferred, (iv) the proposed amendment to its Certificate of Incorporation to change its name from "Environmental Plus, Incorporated" to "TTI Industries, Incorporated", and (v) the proposed issuance of the Warrant.

          (b) EPI shall prepare and file with the Securities and Exchange Commission ("SEC") as soon as practicable a proxy statement (the "Proxy Statement") with regard to the Requested Approvals and any other matters desired to be submitted for the approval of the shareholders of EPI, and the Parties shall take such other actions as EPI may reasonably request in connection with the preparation of such Proxy Statement none of the information included by any Party shall contain any material misstatement of fact or omit to state and material fact or any facts necessary to make these statements contained therein not misleading.

     5.2. ACCESS. Each of Buyer (the "Reviewing Party") and their respective officers, employees and representatives (including independent public accountants, investment bankers, environmental consultants and counsel), as applicable, will at all reasonable times be permitted reasonable access to the corporate offices and other facilities of EPI (the "Disclosing Party"); will be permitted to make copies of or abstracts from all of the books and records, financial and operating data and other information of the Disclosing Party; and will be permitted to discuss the affairs and accounts of the Disclosing Party with the directors, officers, employees, counsel, and accountants of the Disclosing Party. In the event the transactions contemplated hereby should not close for any reason, the Reviewing Party agrees that it will promptly return to the Disclosing Party all such documents (including copies thereof) furnished by or on behalf of the Disclosing Party to the Reviewing Party and its representatives and the Reviewing Party shall hold in confidence and shall not use or disclose to any third party any information concerning the Disclosing Party obtained from such documents or otherwise in connection with the transactions contemplated by this Agreement unless (a) such information was at the time of its use or disclosure to any third party by the Reviewing Party in the public domain other than as a result of any breach of this provision by the Reviewing Party or
(b) such disclosure is required by Applicable Law.

     5.3. REASONABLE EFFORTS. Each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (a) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Authority; (b) the obtaining of all necessary consents, approvals or waivers from third parties, the absence of which, in the aggregate, could reasonably be anticipated to have a Material Adverse Effect; (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed; and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

     5.4. PUBLIC ANNOUNCEMENTS. Buyer and EPI will consult with each other before issuing any press release with respect to the transactions contemplated by this Agreement, and shall not issue any such press release without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, unless otherwise required under Applicable Law.

     5.5 NOTIFICATION OF CERTAIN MATTERS. Each Party shall give to the other prompt notice of: (i) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received subsequent to the date of this Agreement and prior to the Closing under any note, license, agreement or other instrument or obligation other than in respect of defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; (ii) from and after the Proxy Mailing Date, prompt notice of the occurrence of any event that would require the information regarding EPI contained in the Proxy Statement to be amended or supplemented under applicable securities laws; and (iii) any Material Adverse Effect or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect. Each party shall give the other prompt notice of any written notice or other written communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

     5.6.  RESIGNATION OF DIRECTORS OF EPI. EPI shall deliver to
Buyer, except as otherwise requested by Buyer, the written resignation of all directors of EPI effective as of the Closing.

     5.7. PROPOSED STOCK SPLIT. Functional Shares prior to the Closing, EPI shall take such action as is necessary to cause a reverse stock split of its shares of EPI Common, pursuant to which each outstanding share of EPI Common will be exchanged for 0.1 shares of EPI Common; following the Proposed Stock Split, fractional EPI Shares shall be repurchased by EPI at the Per Share Purchase Price.

     5.8. EXPENSES. EPI shall pay any and all expenses incurred in connection with the Transactions contemplated hereby to the extent and only to the extent that such expenses do not exceed the EPI Proceeds from the sale of the Warrant or any proceeds from the exercise of the warrant to purchase Warrant Shares. Any other expenses shall be the joint and several responsibility of the Selling Shareholders, and the Selling Shareholders shall discharge all of such obligations prior to Closing.

     5.9. RETIREMENT OF PREFERRED SHARES; SALE OF GCCTS AND FZI. Prior to the Closing, EPI shall take such action as is necessary to cause the cancellation of all outstanding shares of EPI Preferred. In connection with such cancellation, EPI shall transfer to Davis, and Davis shall accept as consideration for the cancellation of shares of EPI Preferred held by Davis, the capital stock of GCCTS that was acquired by EPI from Davis in 1996. In addition, EPI shall transfer to H. Wayne Franklin as consideration for the cancellation of the shares of EPI Preferred held by him, the capital stock of FZI that was acquired by EPI from him in 1996.


ARTICLE   6.   CONDITIONS PRECEDENT TO CLOSING BY BUYER

     The obligations of Buyer to consummate the Transactions are subject to fulfillment, or written waiver signed by Buyer, of each of the following conditions precedent on or prior to the Closing Date.

     6.1. REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by EPI and the Selling Shareholders shall be true and correct (a) in all respects (with regard to representation and warranties subject to materiality or Material Adverse Effect qualifications) and (b) in all respects other than the failure of which could not reasonably be anticipated to have a Material Adverse Effect (with regard to representations and warranties not subject to materiality or Material Adverse Effect qualifications), in each case when made, and shall be true and correct in all such respects as if originally made on and as of the Closing Date.

     6.2. EPI DOCUMENTS. EPI shall have delivered the following to Buyer in form and substance reasonably satisfactory to Buyer and its counsel:

          (a) A certificate signed by the chief executive officer of EPI, on behalf of and in his capacity as an officer of EPI, confirming, on and as of the Closing Date,
     (i) the satisfaction of the conditions contained in Section
     6.1 pertaining to EPI (ii) that the Liabilities of EPI as of such date do not exceed $5,000, and (iii) EPI's compliance in all material respects with the applicable covenants set forth in Articles 4 and 5.

          (b)  The Warrant.

          (c) An opinion of counsel in a form reasonably acceptable to Buyer.

           6.3.     SELLING SHAREHOLDER DOCUMENTS. The Selling
Shareholders shall have delivered the following to Buyer in form and substance reasonably satisfactorily to Buyer and its counsel:

          (a) A certificate signed by each Selling Shareholder (or an authorized representative thereof) confirming, all and as of the Closing Date, (i) the satisfaction of the conditions in Section 6.1 pertaining to the Selling Shareholders (ii) that the Liabilities of EPI as of such date do not exceed $5,000, and (iii) the Selling Shareholder's compliance in all material respects with the applicable covenants set forth in Articles 4 and 5.

          (b) Undated resignations of all officers and directors of EPI, to be effective at Closing.

          (c) Standard investment letters by all persons holding shares of EPI Common issued in transactions that were not registered under the Securities Act of 1933 (collectively referred to as the "Restricted Securities").

          (d)  Unconditional releases executed by each Selling
     Shareholder releasing EPI from any obligations of any kind to Selling Shareholders.

          (e) A Shareholder's Agreement in the form attached hereto as Exhibit B between the holders of all Restricted
     Securities.

          (f) A certificate signed by each Selling Shareholder that, as of the Closing Date and to the best of their knowledge, the shareholders of EPI are substantially the same as the list of shareholdings and shareholders groups attached hereto at Schedule 2.3 (designating therein shareholder's holding Restricted Securities) dated no less than 30 days prior to the Closing Date.

          (g) Certificates representing an aggregate of 2,362,282 shares of EPI Common (following the Proposed Stock Split), representing 58% of the then outstanding shares of EPI Common, duly endorsed in blank or accompanied by duly executed instruments of transfer, transferring to TTI good title to the Transferred Shares, free and clear of all liens.

     6.4. EPI OBLIGATIONS PERFORMED. All obligations of EPI to be performed hereunder through and including the Closing Date shall have been performed in all material respects.

     6.5.  SATISFACTION OR WAIVER OF CONDITIONS PRECEDENT OF EPI.
Each of the conditions precedent to the obligations of EPI set forth in Article 7 shall have been satisfied or otherwise waived by EPI.

     6.6.  BUYER'S INVESTIGATION.

          (a) The investigation by Buyer and its representatives in connection with the transactions contemplated by this Agreement shall not have caused Buyer or its representatives to become aware of any facts or circumstances which relate to the business, operations, assets, properties, liabilities, financial condition, results of operation or affairs of EPI that, in the good faith business judgment of Buyer, either (i) represent a material adverse change or state of facts that could reasonably be expected to result in a material adverse change in the business, operations, assets, properties or prospects of EPI from that described in Article 2 hereof, or
     (ii) represent in the aggregate previously undisclosed Liabilities that could reasonably be anticipated to result in Damages in excess of $5,000.

          (b) Buyer may deliver, based upon its review of information delivered to or discovered by it on or prior to the earlier of (i) the date on which the Proxy Statement is to be mailed to the shareholders of EPI and Buyer ("Proxy Mailing Date") or (ii) January 31, 1998, written notice of its election to terminate this Agreement as a result of the failure to satisfy the conditions in clause (a) above, specifying in reasonable detail the reason therefor, and Buyer's failure to deliver such termination notice on or prior to such date shall constitute waiver of this condition by Buyer.

ARTICLE   7.   CONDITIONS PRECEDENT TO CLOSING BY EPI AND THE
          SELLING SHAREHOLDERS.

     The obligation of EPI to consummate the transactions contemplated hereby is subject to fulfillment, or written waiver signed by EPI and the Selling Shareholders, of each of the following conditions precedent on or prior to the Closing Date.

     7.1. STOCKHOLDER APPROVAL. The Required Approvals shall have been approved by the requisite vote of the holders of the EPI Shares in accordance with Applicable Law and its Certificate of Incorporation and Bylaws.

     7.2. REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by Buyer shall be true and correct (a) in all respects (with regard to representations and warranties subject to materiality or Material Adverse Effect qualifications) and (b) in all respects other than the failure of which could not reasonably be anticipated to have a Material Adverse Effect (with regard to representations and warranties not subject to materiality or Material Adverse Effect qualifications), in each case when made and shall be true and correct in all such respects as if originally made on and as of the Closing Date.

     7.3. BUYER DOCUMENTS. Buyer shall have executed and delivered to EPI in form and substance reasonably satisfactory to EPI and its counsel:

          (a) A certificate of the chief executive officer of Buyer, on behalf of and in his respective capacity as an officer of Buyer, confirming, on and as of the Closing Date, the satisfaction of the condition contained in Section 7.2 and the compliance by Buyer in all material respects with the applicable covenants set forth in Articles 4 and 5.

          (b)  An investment representation letter regarding
     Buyer's purchase of the Transferred Shares, the Warrant and any Warrant Shares.

          (c)  The Shareholders Agreement, executed by Buyer.

          (d)  The Shareholder Proceeds, payable as follows:

               (i)   Upon the execution hereof, $10,000;

               (ii) Upon the delivery of the closing documents to the Escrow Holder (defined below) by the Selling Shareholders and EPI, $50,000;

               (iii) No less than 10 days preceding the Closing,
                     $45,000.

Joel Held, Esq. of Arter & Hadden, LLP shall act as the "Escrow Holder" for the funds and the documents to be delivered prior to Closing. Escrow Holder shall be indemnified by all parties hereto in and acting upon the joint written instructions of the parties hereto with regard to the release of any documents or funds, and Escrow Holder shall not have any obligation to release any documents or funds so deposited without the written approval of all parties hereto. Escrow Holder shall be fully indemnified by all parties (jointly and severally) hereto for all actions taken in release upon such joint instructions or otherwise. Notwithstanding the preceding sentence, Escrow Holder shall be deemed to have fully discharged his duties hereunder upon the return of all documents and/or funds held hereunder to the Party delivering the same.

          (e) The EPI Proceeds, which shall be deposited with the Escrow Holder concurrent with the delivery of the installment to be paid pursuant to (d)(iii) above.


     7.4.  SATISFACTION OR WAIVER OF CONDITIONS PRECEDENT OF
BUYER. Each of the conditions precedent to the obligations of Buyer set forth in Article 6 shall have been satisfied or otherwise waived by EPI.

     7.5. BUYER OBLIGATIONS PERFORMED. All obligations of Buyer to be performed hereunder through and including the Closing Date shall have been performed in all material respects.

ARTICLE   8.   TERMINATION

     8.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and may be abandoned at any time prior to the Closing Date, before or after the approval of this Agreement by the shareholders of EPI and Buyer, by the mutual consent of Buyer and EPI.

     8.2. TERMINATION BY EPI OR THE SELLING SHAREHOLDERS. This Agreement may be terminated and the Transactions may be abandoned by EPI if the closing conditions set forth in Article 7 shall not have been satisfied in full or waived on or before April 9, 1998 or the date set forth therein.

     8.3. TERMINATION BY BUYER. This Agreement may be terminated by Buyer if the closing conditions set forth in Article 7 shall not have been satisfied in full or waived on or before April 9, 1998 or the date set forth therein.

     8.4. TERMINATION RESULTING FROM ACQUISITION PROPOSALS. In the event that any Person shall have made an Acquisition Proposal, and the Board of Directors of EPI approves the execution of an agreement relating thereto or recommends to the stockholders of EPI the acceptance of any such acquisition proposal, then the Selling Shareholders shall promptly, but in no event later than two days after the date of such Board approval or recommendation, pay to Buyer a fee of $5,000 as liquidated damages, this Agreement shall terminate and the parties shall have no further liability or obligations hereunder.

     8.5. EFFECT OF TERMINATION. In the event of the termination of this Agreement and abandonment of the Transactions (other than as provided in Section 8.4 above, in which case the payment of the amount specified therein shall be deemed to be liquidated damages for any claims under this Agreement arising from a termination resulting from an Acquisition Proposal), this Agreement shall terminate and the parties shall have no liabilities or obligations to each other hereunder, except as provided in Section 5.2; provided that nothing contained herein shall relieve any party of liability for fraud or willful breach of this Agreement.


ARTICLE   9.   DEFINITIONS

     9.1. DEFINITIONS. The terms used in this Agreement have the respective meanings specified or referred to in this Article 9:

     "Acquisition Proposal" shall have the meaning set forth in
Section 4.2.

     "Applicable Law" means any federal, state, local, municipal, foreign or other law, statute, legislation, act, constitution, ordinance, code, treaty, rule, regulation or guideline applicable to or against EPI or Buyer.

     "Authorization" means any license, permit, authorization, franchise, grant, registration, certificate, consent and waiver awarded to EPI or Buyer by a Governmental Authority which is used, useable or held for use in or in conjunction with or otherwise associated with the business of EPI, or Buyer.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are authorized or required to close.

     "Close" or "Closing" means the consummation of the Transactions as provided for in Section 1.3.

     "Closing Date" means the date on which the Closing shall occur as provided for in Section 1.3.

     "Damages" means all losses,, liabilities, settlement payments, awards, judgments, fines, penalties, damages, deficiencies, court costs, costs of arbitration or administrative proceedings, reasonable attorneys' fees and other reasonable expenses and costs.

     "Disclosing Party" shall have the meaning set forth in
Section 5.2.

     "Environment" means the soil, surface waters, ground waters, land, stream, sediments, surface or subsurface strata and ambient air.

     "EPI Plans" shall have the meaning set forth in Section 2.
13(a).

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "Financial Statements" shall have the meaning set forth in
Section 2.5(a).

     "FZI" shall have the meaning set forth in Section 5.1(a).

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America. The term "generally accepted accounting principles" shall mean accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors as generally accepted accounting principles, and (b) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

     "GCCTS" shall have the meaning set forth in Section 5.1(a).

     "Governmental Authority" means any federal, state, local, municipal, foreign or other government or any federal, state or local regulatory authority.

     "Governmental Permits" means all licenses, consents, franchises, permits, privileges, immunities, approvals, certificates and other authorizations from a Governmental
Authority to EPI or Buyer, as applicable.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust
Improvements Act of 1976.

     "Joint Venture" means a joint venture, partnership, limited liability company or other similar arrangement, whether in corporate, partnership or other legal form.

     "Knowledge" means (a) with respect to an individual "knowledge" of a particular fact or other matter if such individual is aware or should reasonably be aware, after due inquiry, of such fact or other matter; (b) with respect to a Person (other than an individual) "knowledge" of a particular fact or other matter if any individual who is serving as a director or executive officer of such Person has "knowledge" of such fact or other matter; and (c) with respect to the warranties made by EPI and the Selling Shareholders that EPI and the Selling Shareholders based upon a reasonable investigation, believes is true.

     "Liabilities" means damages, obligations, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all costs and expenses (legal, accounting or otherwise).

     "Liens" means any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest or encumbrance against any assets or properties.

     "Material Adverse Effect" means any event or circumstance which results in or is reasonably likely to result in a material adverse change in (i) the financial condition, business, operations, properties or prospects of the specified entity, other than either general economic changes or regulatory or competitive changes that affect their industry generally, over which such entity has no control; (ii) the ability of such entity to perform its obligations under this Agreement, or (iii) the validity or enforceability of this Agreement.

     "Order" means any order, judgment, injunction, or ruling issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator as to which EPI or Buyer, is a party.

     "Party" means EPI, Buyer or the Selling Shareholders as applicable.

     "Permitted Liens" means deposits under workmen's compensation, unemployment insurance or social security laws, or to secure statutory obligations or surety or similar bonds; government charges or other governmental levies which are not yet delinquent, or which are being contested in good faith by appropriate proceedings with adequate reserves in conformity with GAAP; statutory liens imposed by law incurred in the ordinary course of business or for obligations not yet due to carriers, warehousemen, laborers or materialmen; the interest or title of any lessor and property pursuant to a lease of real property; and other encumbrances other than those securing monetary obligations that do not materially and adversely affect the use of property as heretofore used in the ordinary course of business or materially detract from the value thereof.

     "Person" means any individual, corporation, partnership, joint venture, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or other entity or Governmental Authority.

     "Proceeding" means any suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding).

     "Proxy Mailing Date" shall have the meaning set forth in
Section 6.6(b).

     "Proxy Statement" shall have the meaning set forth in
Section 5.1(a).

     "Representatives" shall have the meaning set forth in
Section 4.2.

     "Subsidiary" means any entity in which EPI has the ability to direct the management or affairs.

     "Tax" or "Taxes" means any federal, state, local or foreign income, sales, excise, real or personal property or other taxes, assessments, fees, levies, duties, deductions or other charges of any nature whatsoever (including, without limitation, interest and penalties) imposed by any Applicable Law.

     "Transactions" means the (i) purchase and sale of the Transferred Shares, (ii) purchase and sale of the Warrant Shares,
(iii) the Proposed Stock Split, (iv) the cancellation of shares of EPI Preferred (v) distribution of shares of GCCTS and FZI, and
(vi) other transactions contemplated by this Agreement.

     "TTI" shall have the meaning set forth in the Recitals.

     9.2. DEFINED TERMS. In this Agreement, all definitions shall be equally applicable to both the singular and the plural forms.

ARTICLE   10.  MISCELLANEOUS

     10.1. EXPENSES OF THE TRANSACTION. Subject to Section 5.8, each of EPI, TTI and the Selling Shareholders agrees to pay its own fees and expenses in connection with this Agreement and the transactions hereby contemplated, except as otherwise provided herein.

     10.2. FURTHER ASSURANCES. Each of EPI, TTI and the Selling Shareholders agrees that it will, at any time and from time to time after the Closing Date, upon the request of the other party, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required from time to time in order to effectuate the provisions and purposes of this Agreement.

     10.3. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally or by private courier, (b) when actually delivered by registered United States mail, return receipt requested, or (c) when sent by telecopy (provided, however, that, it is telephonically or electronically confirmed), addressed as follows:

     If to Buyer, to:

          Terminator Technologies, Incorporated
          3838 Oak Lawn, Suite 1000
          Dallas, Texas  75219
          Attn:     Frank Harrison
          Phone:    (214) 521-8300
          Fax:      (214) 521-8339


     If to EPI, to:

          Environmental Plus, Incorporated
          Route 1, Box 41
          Overton, Texas  75684
          Attn:     George Davis
          Phone:    (903) 834-6269
          Fax:      (903) 834-3943

     With copy to:

          Arter & Hadden LLP
          1717 Main Street, Suite 4100
          Dallas, Texas  75202
          Attn:     Joel Held, Esq.
          Phone:    (214) 761-4357
          Fax:      (214) 741-7139

     If to Selling Shareholders, to:

          J. D. Davenport
          Charles White
          George Davis
          c/o Environmental Plus, Incorporated
          Route 1, Box 41
          Overton, Texas  75684
          Phone:    (903) 834-6269
          Fax:      (903) 834-3943


or such other address as such party may indicate by a notice delivered to the other parties hereto in the manner herein provided.

     10.4. NO MODIFICATION EXCEPT IN WRITING. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be charged and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to which performance is to be rendered.

     10.5. ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits hereto, sets forth the entire agreement and understanding, and supersedes all prior agreements and understandings, among the parties as to the subject matter hereof.

     10.6. SEVERABILITY. If any provision of this Agreement or the application of any provision hereof to any person or in any circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

     10.7. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties. Any purported assignment contrary to the terms of this Agreement shall be void.

                               -19

     10.8. PUBLICITY; ANNOUNCEMENTS. Except to the extent required by law, prior to the Closing Date, all publicity related to the transactions contemplated hereby shall be subject to the mutual approval of Buyer and EPI; provided, Buyer and EPI shall be entitled to disclose the transactions contemplated hereby without the prior approval of the other, but with prior notice to the other, to the extent reasonably necessary for Buyer or EPI to comply with applicable securities laws.

     10.9. CHOICE OF LAW. This Agreement shall be deemed to have been made in, and shall be construed in accordance with the laws of the State of Texas, and its validity, construction, interpretation and legal effect shall be governed by the laws of the State of Texas applicable to contracts entered into and performed entirely therein.

     10.10. CAPTIONS; CONSTRUCTION. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof. All uses of the term "including" shall be construed as descriptive and not a limitation of the item described. All words used herein shall be construed to be of such gender as the circumstances require.

          [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement to be effective as of the day and year first above written.

                         ENVIRONMENTAL PLUS, INCORPORATED


                         By:  /s/  J. D. DAVENPORT
                            -------------------------------------
                         Name:  J. D. Davenport
                              -----------------------------------
                         Title:  President
                               ----------------------------------

                         TERMINATOR TECHNOLOGIES, INCORPORATED


                         By:  /s/
                            -------------------------------------
                         Name:
                              -----------------------------------
                         Title:
                               ----------------------------------

                         AMJ RESOURCES, INC.


                         By:  /s/
                            -------------------------------------
                         Name:
                              -----------------------------------
                         Title:
                               ----------------------------------

                         SELLING SHAREHOLDERS:
                         --------------------

                         GD/JD, INC.


                         By:  /s/ GEORGE DAVIS
                            -------------------------------------
                         Name:  George Davis
                              -----------------------------------
                         Title:  President
                               ----------------------------------

                         NORTHPORT MANAGEMENT GROUP, INC.


                         By:  /s/  J. D. Davenport
                            -------------------------------------
                         Name:  J. D. Davenport
                              -----------------------------------
                         Title:  President
                               ----------------------------------


                         /s/  GEORGE DAVIS
                         ----------------------------------------
                         GEORGE DAVIS

                         /s/ J. D. DAVENPORT
                         ----------------------------------------
                         J. D. DAVENPORT

                         /s/ CHARLES WHITE
                         ----------------------------------------
                         CHARLES WHITE

                           SCHEDULE A
                          ------------


                 SCHEDULE OF TRANSFERRED SHARES


                                                               SHAREHOLDER
                                                              PROCEEDS TO BE
                                             TRANSFERRED       RECEIVED (AT
                                 PRE-SPLIT      SHARES        $0.04445 PER
  SELLING SHAREHOLDERS             SHARES    (POST-SPLIT          SHARE)
-------------------------        ----------  -------------    --------------
George Davis                     11,259,570    1,125,957       $ 50,048.79

J. D. Davenport /                 9,542,470      954,247         42,416.27*
Northport Management
  Group, Inc.

Charles White                     2,480,780      248,078         11,027.07*

GD/JD, Inc.                         340,000       34,000          1,511.30*
                                 ----------    -----------    --------------
     TOTAL                       23,622,820    2,362,282       $105,003.43



* Pursuant to a separate agreement among the Selling Shareholders, George Davis is to be paid all proceeds payable with regard to the sale of the Transferred Shares owned by him, Charles White and GD/JD, Inc., and $7,415.13 of the proceeds payable to J. D. Davenport / Northport Management Group, Inc. with regard to the sale of the Transferred Shares owned by them (representing a total consideration to George Davis of $70,002.29).

                          SCHEDULE 2.3
                          ------------


               ANTICIPATED STOCK OWNERSHIP OF EPI
               ----------------------------------


          SHAREHOLDER GROUP                 NUMBER OF SHARES
                                              (POST-SPLIT)
----------------------------------          -----------------
1. Publicly Held (free trading)                  373,659

2. Buyer                                       2,362,282

3. Selling Shareholders                          406,201

4. Baron / Chase                                 150,000

5. Wayland McMullen                                7,168

6. B. Miller                                          28

7. Transferees from original 34                  734,016
   million

                          SCHEDULE 2.15
                          -------------


            LIST OF DIRECTORS, OFFICERS AND EMPLOYEES



           DIRECTORS                   OFFICERS / EMPLOYEES
          ----------                   --------------------

          J. D. Davenport              J. D. Davenport
                                       (President)

          George Davis                 George Davis
                                       (Secretary, Treasurer and
                                       Chairman)

          Charles White                Charles White
                                       (Vice President)

                          SCHEDULE 2.16
                          -------------


                          BANK ACCOUNTS


Account No. 1021966

First State Bank
P.O. Tower 70
Overton, Texas  75684

Authorized Signatories: George Davis and Jean Davis

                           APPENDIX C

         Amended and Restated Articles of Incorporation
               of Environmental Plus, Incorporated
         ----------------------------------------------


                            ARTICLE I
                            ---------

     Pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, the undersigned corporation hereby adopts the following Amended and Restated Articles of Incorporation which accurately copy the Amended and Restated Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Amended and Restated Articles of Incorporation as are hereinafter set forth which contain no other change in any provisions thereof.

                           ARTICLE II
                           ----------

     The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on April
17th, 1998, in conformity with the provisions of the Texas
Business Corporation Act:

     1.   The name of the corporation was changed to TTI
          Industries, Incorporated.

     2.   A ten-to-one reverse stock split was effected.

     3.   The par value of the common stock was changed to $0.01.

     The amendments alter or change Article I of the Amended and Restated Articles of Incorporation. Article XIV has been added to the Amended and Restated Articles of Incorporation. The following accurately copies the Articles of Incorporation and all amendments thereto that are in effect as of the date hereof and as further amended by these Amended and Restated Articles of Incorporation and the following contains no other changes in any provision thereof:

                            ARTICLE I
                           -----------

     The name of the corporation is TTI Industries, Incorporated.

                           ARTICLE II
                           ----------

     The principal office of the corporation in the State of Texas is located at 8800 North Central Expressway, Suite 900,
Dallas, Texas 75231. The name and address of its registered agent is Joe D. Kinlaw.

                           ARTICLE III
                           -----------

     The corporation may engage in any lawful act, activity and/or business for which corporation may be organized under the corporation laws of the State of Texas.

                           ARTICLE IV
                           ----------
     The total number of shares of common stock which the Corporation shall have the authority to issue is one hundred million (100,000,000), each of which shall have a par value of $0.01.

                            ARTICLE V
                            ---------

     Pre-emptive rights are expressly denied. No shareholder shall have the right to cumulate his votes at any election for directors of this Corporation.

                           ARTICLE VI
                           ----------

     The members of the governing board shall be styled directors and the number thereof shall be fixed as provided in the Bylaws of the Corporation. The number so fixed by the Bylaws may be increased or decreased from time to time as provided therein.

     The name and post office address of the current Board of Directors, which shall consist of at least one member, are as follows:

      NAME                             POST OFFICE ADDRESS
      ----                             -------------------

Joe D. Kinlaw                    8800 North Central Expressway
                                 Suite 900
                                 Dallas, Texas  75231

C. Reed Cagle                    8800 North Central Expressway
                                 Suite 900
                                 Dallas, Texas  75231

C.E. Zimmerman                   8800 North Central Expressway
                                 Suite 900
                                 Dallas, Texas  75231

                           ARTICLE VII
                           -----------
     The Company shall have perpetual existence.

                          ARTICLE VIII
                          ------------

     Section 1. The Board of Directors is expressly authorized to make, alter or amend the Bylaws of the Corporation.

     Section 2. Authority is hereby expressly granted to and vested in the Board of Directors to issue (i) notes, bonds, debentures, warrants and other obligations of the Corporation which may be convertible into stock of any class or classes of securities as the Board of Directors may approve and (ii) such warrants or other evidence of optional rights to purchase and/or subscribe to stock of any such class or classes of securities; all of which to be so issued and convertible upon such terms and conditions and in such manner as may be fixed and stated by the resolution or resolutions of the Board of Directors from time to time adopted providing for the issuance thereof.

     Section 3. The Board of Directors shall be authorized to exercise all such powers and do all things and acts as may be exercised or done by the Corporation, subject to the provisions of the laws of the State of Texas, of these Articles of Incorporation and of the Bylaws of the Corporation.

                           ARTICLE IX
                           ----------

     No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the stockholders, directors or officers of the Corporation are pecuniarily or otherwise interested in such contract, transaction, or other act, or are stockholders, directors or officers of such Corporation. Any stockholder, director or officer of the Corporation, individually, or any firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is a stockholder, director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such stockholder, director or officer of such other corporation or not so interested; every stockholder, director or officer of the Corporation being hereby relieved from any disability which might otherwise prevent him from carrying out transactions with or contracting with the Corporation for the benefit of himself or any firm or corporation, association, trust or organization in which or with which he may be in any wise interested or connected.

                            ARTICLE X
                            ---------

     The Corporation shall indemnify its officers and directors and may indemnify its other employees or agents to the full extent permitted by law if any such person was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or otherwise.

                           ARTICLE XI
                           ----------
     No director of the Corporation shall be liable to the Corporation or any of its shareholders or member for monetary damages for an act or omission in the director's capacity as a director provided, however, that the limitation of liability contained in this Article XI shall not eliminate or limit the liability of a director for:

     1. A breach of a director's duty of loyalty to the Corporation or its shareholders or members;

     2. An act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

     3. A transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

     4. An act or omission for which the liability of a director is expressly provided for by statute; or

     5. An act related to an unlawful stock repurchase or payment of a dividend.

                           ARTICLE XII
                           -----------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders herein are created subject to these reservations.

                          ARTICLE XIII
                          ------------

     The total number of shares of preferred stock which the Corporation shall have the authority to issue is one hundred million (100,000,000), each of which shall have a par value of $1.00.

     Authority is expressly granted to and vested in the Board of Directors of the Corporation to provide for the issuance of the preferred stock in one or more series and in connection therewith to fix by resolutions providing for the issue of such series the number of shares to be included in such series and the designations and such voting powers, full or limited, or no voting powers, and such of the preferences and relative, participating, option or special rights, and the qualifications, limitations or restrictions thereof, of such series of preferred stock, to the full extent now or hereafter permitted by the laws of the State of Texas.

                           ARTICLE XIV
                           -----------

     Each ten (10) shares of previously authorized common stock of the corporation, par value 0.001 per share, issued and outstanding immediately prior to the time of the filing and recording of these Amended and Restated Articles of Incorporation (the "Amendment") with the Office of the Secretary of State of the State of Texas shall thereby and thereupon automatically be combined without any further action into one (1) validly issued, fully paid and nonassessable share of common stock of the corporation, par value $0.01 per share. Further, every right, option and warrant to acquire ten (10) shares of common stock of the corporation, outstanding immediately prior to the time of filing and recording of the Amendment in the Office of the Secretary of State of the State of Texas, shall thereby and thereupon automatically be converted without any further action into the right to acquire one (1) share of common stock of the corporation, upon the terms of the right, option or warrant, except that the purchase price of the common stock, upon exercising the right, option or warrant, shall be proportionately increased. The corporation shall not issue fractional shares with respect to the combination or conversion. To the extent that a shareholder holds a number of shares of common stock immediately prior to the filing and recording of the Amendment that is not evenly divisible by ten (10), such shareholder shall receive one additional share of common stock for each fractional share otherwise issuable. The number of shares of authorized common stock of the corporation will remain at 100,000,000 and will not be affected by the Amendment.

                   ENVIRONMENTAL PLUS, INCORPORATED
                           Route 1, Box 41
                        Overton, Texas  75684

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints J.D. Davenport, George Davis and Charles I. White and each or any of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated below, all of the shares of the Common Stock of Environmental Plus, Incorporated (the "Company") held of record by the undersigned at the close of business on March 12, 1998, at the Special Meeting of Stockholders to be held on April 17, 1998, or any adjournment(s) thereof.

     1. PROPOSAL TO APPROVE AND ADOPT THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO (A) EFFECT THE REVERSE STOCK SPLIT AND (B) CHANGE THE NAME OF THE COMPANY TO "TTI INDUSTRIES,
INCORPORATED".

          /  /  FOR           /  /  AGAINST       /  /  ABSTAIN


     2.  PROPOSAL TO APPROVE THE PROPOSED DISPOSITION OF
SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS.

          /  /  FOR           /  /  AGAINST       /  /  ABSTAIN



              (Please complete and sign on other side)

                        (continued from front)



Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized persons. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
---------------------------------------------------------------------
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE PROPOSED AMENDMENT UNDER PROPOSAL 1, AND APPROVAL OF THE PROPOSED DISPOSITION UNDER PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.



                             DATED:____________________,   1998


                             ________________________________________
                                            Signature

                             ________________________________________
                                     Signature If Held Jointly